CREDIT AGREEMENT


                                     between


                             SEMICONDUCTOR PACKAGING
                              MATERIALS CO., INC.,
                                   as Borrower

                                       and


                        FIRST UNION BANK OF CONNECTICUT,
                                    as Lender


                          Dated as of January 23, 1997

                                TABLE OF CONTENTS


                                                                            Page


1.       Amount and Terms of Credit..........................................  1
         1.1      The Commitments............................................  1
         1.2      Minimum Amount of Each Borrowing...........................  2
         1.3      Notice of Borrowing........................................  2
         1.4      Disbursement of Funds......................................  2
         1.5      Notes......................................................  2
         1.6      Conversions; Continuations.................................  3
         1.7      Application and Allocation of Payments.....................  4
         1.8      Interest...................................................  4
         1.9      Interest Periods...........................................  5
         1.10     Increased Costs, Illegality, etc...........................  6
         1.11     Compensation...............................................  8
         1.12     Change of Lending Office...................................  9


2.       Letter of Credit....................................................  9
         2.1      Letter of Credit...........................................  9
         2.2      Maximum Letter of Credit Outstandings; Final Maturities.... 10
         2.3      Letter of Credit Requests; Minimum Stated Amount........... 10
         2.4      [Intentionally Left Blank]................................. 10
         2.5      Agreement to Repay Letter of Credit Drawings............... 10
         2.6      Increased Costs............................................ 11


3.       Commitment Commission; Fees; Reductions of Commitment............... 12
         3.1      Fees....................................................... 12
         3.2      Voluntary Termination of Revolving Loan Commitment......... 13
         3.3      Mandatory Reduction of Commitments......................... 13


4.       Prepayments; Payments; Taxes........................................ 13
         4.1      Voluntary Prepayments...................................... 13
         4.2      Mandatory Repayments and Commitment Reductions............. 14
         4.3      Method and Place of Payment................................ 16
         4.4      Net Payments............................................... 17


5.       Conditions Precedent to Initial Credit Events....................... 17
         5.1      Execution of Agreement; Notes.............................. 17
         5.2      Officer's Certificate...................................... 18

         5.3      Opinion of Counsel......................................... 18
         5.4      Corporate Documents; Proceedings; etc...................... 18
         5.5      Employee Benefit Plans; Shareholders' Agreements;
                  Management Agreements; Collective Bargaining
                  Agreements; Existing Indebtedness Agreements;
                  Tax Sharing Agreements..................................... 18
         5.6      Consummation of Acquisition................................ 19
         5.7      Adverse Change, etc........................................ 19
         5.8      Litigation................................................. 20
         5.9      Security Agreement......................................... 20
         5.10     Subsidiary Guaranty........................................ 21
         5.11     Pro Forma Balance Sheet.................................... 21
         5.12     Solvency Opinion; Environmental Analyses; Insurance
                  Analyses................................................... 21
         5.13     Fees, etc. ................................................ 21
         5.14     Satisfaction of Indebtedness............................... 21


6.       Conditions Precedent to All Credit Events........................... 21
         6.1      No Default; Representations and Warranties................. 22
         6.2      Notice of Borrowing; Letter of Credit Request.............. 22


7.       Representations, Warranties and Agreements.......................... 22
         7.1      Corporate and Other Status................................. 22
         7.2      Corporate and Other Power and Authority.................... 23
         7.3      No Violation............................................... 23
         7.4      Governmental Approvals..................................... 23
         7.5      Financial Statements; Financial Condition; Undisclosed
                  Liabilities; Pro Forma Balance Sheet; etc. ................ 24
         7.6      Litigation................................................. 25
         7.7      True and Complete Disclosure............................... 25
         7.8      Use of Proceeds; Margin Regulations........................ 25
         7.9      Tax Returns and Payments................................... 26
         7.10     Compliance with ERISA...................................... 26
         7.11     The Security Documents..................................... 27
         7.12     Representations and Warranties in Other Documents.......... 28
         7.13     Properties................................................. 28
         7.14     Capitalization............................................. 28
         7.15     Subsidiaries............................................... 28
         7.16     Compliance with Statutes, etc. ............................ 28
         7.17     Investment Company Act..................................... 29
         7.18     Public Utility Holding Company Act......................... 29
         7.19     Environmental Matters...................................... 29

         7.20     Labor Relations............................................ 30
         7.21     Patents, Licenses, Franchises and Formulas................. 30
         7.22     Indebtedness............................................... 30
         7.23     Acquisition................................................ 30


8.       Affirmative Covenants............................................... 31
         8.1      Information Covenants...................................... 31
         8.2      Books, Records and Inspections............................. 34
         8.3      Maintenance of Property; Insurance......................... 34
         8.4      Corporate Franchises....................................... 35
         8.5      Compliance with Statutes, etc.............................. 36
         8.6      Compliance with Environmental Laws......................... 36
         8.7      ERISA...................................................... 37
         8.8      End of Fiscal Years; Fiscal Quarters....................... 38
         8.9      Performance of Obligations................................. 38
         8.10     Payment of Taxes........................................... 38
         8.11     Additional Parties to Subsidiaries Guaranty................ 38


9.       Negative Covenants.................................................. 38
         9.1      Liens...................................................... 38
         9.2      Consolidation, Merger, Purchase or Sale of Assets, etc. ... 41
         9.3      Dividends.................................................. 42
         9.4      Leases..................................................... 42
         9.5      Indebtedness............................................... 42
         9.6      Advances, Investments and Loans............................ 43
         9.7      Transactions with Affiliates............................... 44
         9.8      Capital Expenditures....................................... 44
         9.9      Consolidated Fixed Charge Coverage Ratio................... 45
         9.10     Maximum Leverage Ratio..................................... 45
         9.11     Interest Coverage Ratio.................................... 45
         9.12     Singapore Operations....................................... 45
         9.13     Limitation on Modifications of Certificate of
                  Incorporation, By-Laws and Certain Other Agreements; etc. . 45
         9.14     Limitation on Certain Restrictions on Subsidiaries......... 46
         9.15     Limitation on Issuance of Capital Stock.................... 46
         9.16     Business................................................... 46
         9.17     Limitation on Creation of Subsidiaries..................... 46


10.      Events of Default................................................... 47
         10.1     Payments................................................... 47
         10.2     Representations, etc....................................... 47
         10.3     Covenants.................................................. 47
         10.4     Default Under Other Agreements............................. 47

         10.5     Bankruptcy, etc............................................ 48
         10.6     ERISA...................................................... 48
         10.7     Security Documents......................................... 49
         10.8     Subsidiary Guaranty........................................ 49
         10.9     Judgments.................................................. 49
         10.10    Change of Control.......................................... 49


11.      Definitions and Accounting Terms.................................... 50
         11.1     Defined Terms.............................................. 50


12.      Miscellaneous....................................................... 64
         12.1     Payment of Expenses, etc................................... 64
         12.2     Right of Setoff............................................ 65
         12.3     Notices.................................................... 65
         12.4     Benefit of Agreement; Participations....................... 66
         12.5     No Waiver; Remedies Cumulative............................. 67
         12.6     Calculations; Computations; Accounting Terms............... 68
         12.7     GOVERNING LAW; SUBMISSION TO JURISDICTION;
                  ARBITRATION; VENUE; COMMERCIAL WAIVER;
                  WAIVER OF JURY TRIAL....................................... 68
         12.8     Counterparts............................................... 70
         12.9     Effectiveness.............................................. 71
         12.10    Headings Descriptive....................................... 71
         12.11    Amendment or Waiver; etc................................... 71
         12.12    Survival................................................... 71
         12.13    Domicile of Loans.......................................... 71

                             Exhibits and Schedules
                             ----------------------

     Exhibit                                    Description
     -------                                    -----------

        A                                       Form of Notice of Borrowing
       B-1                                      Form of Term Note
       B-2                                      Form of Revolving Note
        C                                       Form of Letter of Credit Request
        D                                       Form of Opinion
        E                                       Form of Secretary's Certificate
        F                                       Form of Security Agreement
        G                                       Form of Subsidiaries Guaranty
        H                                       Form of Intercompany Note

     Schedule                                   Description
     --------                                   -----------

         I                                      Capitalization
        II                                      Subsidiaries
       III                                      Existing Indebtedness
        IV                                      Insurance
         V                                      Existing Liens
        VI                                      Existing Investments

          CREDIT AGREEMENT dated as of January 23, 1997, between SEMICONDUCTOR PACKAGING MATERIALS CO., INC., a Delaware corporation and FIRST UNION BANK OF CONNECTICUT, a Connecticut banking corporation.

                                   BACKGROUND


          The Borrower has requested that the Lender make the Loans to the Borrower (i) to enable the Borrower (a) to effect, through one of its Subsidiaries, the Acquisition and (b) to refinance certain existing indebtedness owed to the Lender and for (ii) the Borrower's general working capital purposes. The Lender has agreed to the Borrower's request subject to the terms and conditions of this Agreement.


                                    AGREEMENT

          SECTION 1. Amount and Terms of Credit.

          1.1.  The Commitments.

               (a) Subject to and upon the terms and conditions set forth herein, the Lender agrees to make, on the Initial Borrowing Date, a term loan (the "Term Loan") to the Borrower, which Term Loan (i) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, a Prime Rate Loan or a Eurodollar Loan, and (ii) shall not exceed, in initial aggregate principal amount, that amount which equals the Term Loan Commitment on the Initial Borrowing Date. Once repaid, the Term Loan incurred hereunder may not be reborrowed.

          B. Subject to and upon the terms and conditions set forth herein, the Lender agrees, at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, to make a revolving loan or revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Prime Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (ii) may be repaid and reborrowed in accordance with the provisions hereof, and (iii) shall not exceed at any time outstanding that aggregate principal amount which, when added to the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time equals the Revolving Loan Commitment at such time.

          1.2. Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than 15 Borrowings of Eurodollar Loans.


          1.3. Notice of Borrowing.

               (a) Whenever the Borrower desires to incur Loans hereunder, it shall give the Lender at its Notice Office at least one Business Day's prior notice of each Prime Rate Loan and at least three Business Days' prior notice of each Eurodollar Loan to be incurred hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (Stamford, Connecticut time) on such day. Each such notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Loans being incurred pursuant to such Borrowing shall constitute the Term Loan or Revolving Loans and whether the Loans being incurred pursuant to such Borrowing are to be initially maintained as Prime Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto.

               (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Lender may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, believed by the Lender in good faith to be from the President, Chief Financial Officer, Treasurer or Controller of the Borrower, or from any other authorized officer of the Borrower designated in writing by the Borrower to the Lender as being authorized to give such notices, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Lender's record of the terms of such telephonic notice of such Borrowing or prepayment of Loans.

          1.4. Disbursement of Funds. No later than 12:00 Noon (Stamford, Connecticut time) on the date specified in each Notice of Borrowing, the Lender will make available each such Borrowing requested to be made on such date. All such amounts will be made available in Dollars and in immediately available funds, and the Lender will credit to the Borrower's account with the Lender or otherwise make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Lender.

          1.5. Notes.

               (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by the Lender shall be evidenced (i) if the Term Loan, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (the "Term Note"), and (ii) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (the "Revolving Note").

               (b) The Term Note shall (i) be executed by the Borrower, (ii) be payable to the Lender or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Term Loan and be payable in the outstanding principal amount of the Term Loan evidenced thereby, (iv) mature on the Term Loan Maturity Date, (v) bear interest and be payable as to interest as provided in the appropriate clause of Section 1.8 in respect of Prime Rate Loans and Eurodollar Loans, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.1, and mandatory repayment as provided in Section 4.2 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

               (c) The Revolving Note shall (i) be executed by the Borrower,
(ii) be payable to the Lender or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest and be payable as to interest as provided in the appropriate clause of Section 1.8 in respect of Prime Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.1, and mandatory repayment as provided in
Section 4.2 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

               (d) The Lender will note on its internal records the date and amount of the Loans made by it and each payment of principal in respect thereof and will, prior to any transfer of any of the Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of such Loans.

          1.6. Conversions; Continuations. The Borrower shall have the option to convert, on any Business Day occurring on or after the expiration of the Initial Interest Period, all or a portion equal to at least the Minimum Borrowing Amount in the case of Revolving Loans and the outstanding principal balance thereof in the case of the Term Loan of one or more Types of Loans into a Borrowing of another Type of Loan, and to continue Eurodollar Loans beyond the end of an Interest Period therefor, provided that, (i) except as otherwise provided in
Section 1.10(b), Eurodollar Loans may be converted into Prime Rate Loans or may be continued as Eurodollar Loans only on the last day of an Interest Period applicable to the Loans being converted or continued and no such partial conversion of or continuation of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Prime Rate Loans may only be converted into and Eurodollar Loans may only be continued as Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion or continuation and (iii) no conversion or continuation pursuant to this Section
1.6 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.2. Each such conversion or continuation shall be effected by the Borrower by giving the Lender at its Notice Office prior to 12:00 Noon (Stamford, Connecticut time) at least three Business Days' prior notice (each a "Notice of Conversion/Continuation") specifying the Loans to be so converted or continued, the Borrowing or Borrowings pursuant to which such Loans were made and, if to be converted into or continued as Eurodollar Loans, the Interest Period to be initially applicable thereto. Upon any such conversion or continuation the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted or continued.

          1.7. Application and Allocation of Payments. Subject to the provisions of Section 4.2(g) and (h), upon the occurrence and continuance of an Event of Default, the Borrower irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received from or on behalf of the Borrower, and the Borrower irrevocably agrees that the Lender shall have the continuing exclusive right to apply any and all such payments against the then due and payable Obligations of the Borrower and in repayment of the Loans as the Lender may deem advisable. In the absence of a specific determination by the Lender with respect thereto, and prior to the occurrence and continuance of an Event of Default, the same shall be applied in the following order: (i) then due and payable Fees, expenses and other Obligations; (ii) then due and payable interest payments on the Term Loan; (iii) then due and payable interest payments on the Revolving Loans; (iv) then due and payable principal payments on the Term Loan; (v) amounts then outstanding under the Revolving Loan; and (vi) Obligations to Lender other than Fees, expenses and interest and principal payments. and The Lender is authorized to, and at its option may, make or cause to be made expenditures by the Lender on behalf of the Borrower for payment of all Fees, expenses, charges, costs, principal, interest or other Obligations then due and payable by the Borrower under this Agreement or any of the Credit Documents, and the Borrower agrees to immediately reimburse the Lender for such amounts.

          1.8. Interest.

               (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Prime Rate Loan from the date the proceeds thereof are made available to the Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be equal to the sum of the Applicable Margin (which, as of the date of this Agreement, is 0%) plus the Prime Rate in effect from time to time.

               (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

               (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of (x) 4% per annum in excess of the rate otherwise applicable to Prime Rate Loans and (y) the rate which is 4% in excess of the rate then borne by such Loans, in each case with such interest to be payable on demand.

               (d) Accrued (and theretofore unpaid) interest shall be payable
(i) in respect of each Prime Rate Loan, monthly in arrears on each Monthly Payment Date, (ii) in respect of each Eurodollar Loan, monthly on each Monthly Payment Date and on the last day of each Interest Period applicable thereto and
(iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

               (e) Upon each Interest Determination Date, the Lender shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the Lender thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.



          1.9. Interest Periods. At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, or the continuation of, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Lender notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two or three-month period, provided that:

               (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

               (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

               (iii) if any Interest Period for a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

               (iv) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

               (v) no Interest Period may be selected at any time when a Default or an Event of Default is then in existence;

               (vi) no Interest Period in respect of any Borrowing shall be selected which extends beyond the respective Maturity Date for such Loans; and

               (vii) no Interest Period in respect of any Borrowing of the Term Loan shall be selected which extends beyond any date upon which a mandatory repayment of the Term Loan will be required to be made under Section 4.2(b) or
(c), as the case may be, if the aggregate principal amount of the Term Loan which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of the Term Loan then outstanding less the aggregate amount of such required repayment.

               If, upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Prime Rate Loans effective as of the expiration date of such current Interest Period.

         1.10. Increased Costs, Illegality, etc.

               (a) In the event that the Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon the Borrower):

                    (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                    (ii) at any time, that the Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to the Lender of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of the Lender pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the date of this Agreement affecting the Lender or the interbank Eurodollar market or the position of the Lender in such market; or

                    (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by the Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, the Lender shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower. Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Lender notifies the Borrower that the circumstances giving rise to such notice by the Lender no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to the Lender, within 15 days of the Lender's written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as the Lender in its sole discretion shall determine) as shall be required to compensate the Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to the Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by the Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

               (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion or continuation, by giving the Lender telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the Lender pursuant to Section 1.10(a)(ii) or (iii) or
(y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Lender, require the Lender to convert such Eurodollar Loan into a Prime Rate Loan.

               (c) If at any time after the date of this Agreement the Lender determines that the introduction of or any change (which introduction or change shall have occurred after the date of this Agreement) in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender based on the existence of the Lender's Commitments hereunder or its obligations hereunder, then the Borrower shall pay to the Lender, upon its written demand therefor, such additional amounts as shall be required to compensate the Lender or such other corporation for the increased cost to the Lender or such other corporation or the reduction in the rate of return to the Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, the Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that the Lender's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. The Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

          1.11. Compensation. The Borrower shall compensate the Lender, within 15 days of its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by the Lender to fund its Eurodollar Loans but excluding loss of anticipated profits) which the Lender may sustain: (i) if for any reason (other than a default by the Lender) a Borrowing of, or conversion or continuation from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to
Section 4.2 or as a result of an acceleration of the Loans pursuant to Section
10) or conversion or continuation of any of its Eurodollar

Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or
(iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or any Note held by the Lender or (y) any election made pursuant to Section 1.10(b).

          1.12. Change of Lending Office. The Lender agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.6 or Section 4.4 with respect to the Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of the Lender) to designate another lending office for any Loans or the Letter of Credit affected by such event, provided that such designation is made on such terms that the Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of the Lender provided in Sections 1.10, 2.6 and 4.4.



          SECTION 2.1. Letter of Credit.

          2.1. Letters of Credit.

               (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request that the Lender issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the third Business Day prior to the Revolving Loan Maturity Date for the account of the Borrower, the Letter of Credit. The Letter of Credit shall be denominated in Dollars.

               (b) The Lender hereby agrees that it will, at any time and from time to time on and after the Initial Borrowing Date and prior to the third Business Day prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower, subject to the terms and conditions of this Agreement, the Letter of Credit, provided that the Lender shall be under no obligation to issue the Letter of Credit if at the time of such issuance, any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Lender from issuing such Letter of Credit or any requirement of law applicable to the Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Lender shall prohibit, or request that the Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Lender is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to the Lender as of the date hereof and which the Lender reasonably and in good faith deems material to it.

          2.2. Maximum Letter of Credit Outstandings; Final Maturities. Notwithstanding anything to the contrary contained in this Agreement, the initial Stated Amount of the Letter of Credit shall be 5,000,000 Singapore Dollars.

          2.3. Letter of Credit Requests; Minimum Stated Amount

               (a) Whenever the Borrower desires that the Letter of Credit be issued for its account, the Borrower shall give the Lender at least three Business Days' written notice thereof. The notice shall be in the form of Exhibit C (the "Letter of Credit Request").

               (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of,
Section 2.2, and the Lender may issue the requested Letter of Credit for the account of the Borrower in accordance with the Lender's usual and customary practices.

          2.4. [INTENTIONALLY LEFT BLANK]

          2.5. Agreement to Repay Letter of Credit Drawings.

               (a) The Borrower hereby agrees to reimburse the Lender, by making payment to the Lender in immediately available funds at the Payment Office, for any payment or disbursement made by the Lender under the Letter of Credit (each such amount, so paid until reimbursed, an "Unpaid Drawing"), immediately after, and in any event on the date of, such payment or disbursement, with interest on the amount so paid or disbursed by the Lender, to the extent not reimbursed prior to 12:00 Noon (Stamford, Connecticut time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date the Lender was reimbursed by the Borrower therefor at a rate per annum which shall be the Prime Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Prime Rate Loans, provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (Stamford, Connecticut time) on the third Business Day following the receipt by the Borrower of notice of such payment or disbursement or the occurrence of a Default or an Event of Default under Section 10.5, interest shall thereafter accrue on the amounts so paid or disbursed by the Lender (and until reimbursed by the Borrower) at a rate per annum which shall be the Prime Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Prime Rate Loans plus 2%, in each such case, with interest to be payable on demand. The Lender shall give the Borrower prompt written notice of each Drawing under the Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

               (b) The obligations of the Borrower under this Section 2.5 to reimburse the Lender with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Lender, including, without limitation, any defense based upon the failure of any drawing under the Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be obligated to reimburse the Lender for any wrongful payment made by the Lender under the Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Lender.

          2.6. Increased Costs. If at any time after the date of this Agreement, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the Lender, or (ii) impose on the Lender any other conditions relating, directly or indirectly, to this Agreement; and the result of any of the foregoing is to increase the cost to the Lender of issuing, maintaining or participating in the Letter of Credit, or reduce the amount of any sum received or receivable by the Lender or reduce the rate of return on its capital with respect to the Letter of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of the Lender pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, within 15 days of the delivery of the certificate referred to below to the Borrower by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. The Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.6, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by the Lender, setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate the Lender. The certificate required to be delivered pursuant to this Section 2.6 shall, absent manifest error, be final and conclusive and binding on the Borrower.

          SECTION 3. Commitment Commission; Fees; Reductions of Commitment.

          3.1. Fees.

               (a) The Borrower agrees to pay to the Lender an amount equal to $37,500 in consideration of the Lender's extension of the Term Loan.

               (b) The Borrower agrees to pay to the Lender a commitment commission (the "Commitment Commission") for the period from and including the Initial Borrowing Date to but excluding the Revolving Loan Maturity Date (or such earlier date as the Revolving Loan Commitment shall have been terminated), computed at a rate equal to one-quarter of one percent (0.25%) per annum on the Revolving Loan Commitment less Letter of Credit Outstandings. Accrued Commitment Commission shall be due and payable annually in advance on the date hereof and on each anniversary of the date hereof.

               (c) The Borrower agrees to pay to the Lender a facing fee in respect of the Letter of Credit (the "Facing Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the date of the termination of such Letter of Credit, computed at a rate equal to one percent (1%) per annum of the daily Stated Amount of such Letter of Credit, provided, that in any event the minimum amount of the Facing Fee payable in any 12 month period for each Letter of Credit shall be $500 (it being agreed that, on each anniversary of the issuance of any Letter of Credit or upon any earlier termination or expiration of a Letter of Credit, if $500 exceeds the amount of Facing Fees theretofore paid or then accrued with respect to such Letter of Credit, in either case after the date of the issuance thereof or, if later, after the date of the last anniversary of the issuance thereof (but excluding any amounts paid after such anniversary with respect to periods ending on or prior to such anniversary, including without limitation as a result of the operation of this parenthetical), the amount of such excess shall be payable on the next date upon which accrued Facing Fees are otherwise payable with respect to the Letter of Credit as provided in the following sentence). Except as otherwise provided in the proviso to the immediately preceding sentence, accrued Facing Fees payable with respect to the Letter of Credit shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day after the termination of the Total Revolving Loan Commitment upon which the Letter of Credit is no longer outstanding.

               (d) The Borrower shall pay, upon each drawing under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which the Lender is generally imposing in connection with such occurrence with respect to letters of credit.

               (e) The Borrower shall pay to the Lender such other fees as have been agreed to in writing by the Borrower and the Lender.

          3.2. Voluntary Termination of Revolving Loan Commitment.

               Upon at least one Business Day's prior notice to the Lender at its Notice Office, the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Revolving Loan Commitment, in whole or in part, in integral multiples of $1,000,000 in the case of partial reductions to the Revolving Loan Commitment.

          3.3. Mandatory Reduction of Commitments.

               (a) The Term Loan Commitment shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the making of the Term Loan on such date).

               (b) In addition to any other mandatory commitment reductions pursuant to in Section 4.2, the Revolving Loan Commitment shall terminate in its entirety on the Revolving Loan Maturity Date.



          SECTION 4. Prepayments; Payments; Taxes.

          4.1. Voluntary Prepayments.

               The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Lender prior to 12:00 Noon (Stamford, Connecticut time) at its Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Prime Rate Loans and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, whether the Term Loan or the Revolving Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made; (ii) each prepayment shall be in an aggregate principal amount of at least $250,000, provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; (iii) prepayments of Eurodollar Loans made pursuant to this Section 4.1(a) may only be made on the last day of an Interest Period applicable thereto; (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and (v) each voluntary prepayment of the Term Loan pursuant to this Section 4.1(a) shall be applied to reduce the then remaining Term Loan Scheduled Repayments, in the inverse order of maturity.

          4.2. Mandatory Repayments and Commitment Reductions.

               (a) On any day on which the sum of the aggregate outstanding principal amount of the Revolving Loans and the Letter of Credit Outstandings exceeds the Revolving Loan Commitment as then in effect, the Borrower shall prepay on such day, principal of Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Revolving Loan Commitment as then in effect, the Borrower shall pay to the Lender at the Payment Office on such day an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrower hereunder in a cash collateral account to be established by the Lender.

               (b) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.2, on each date set forth below, the Borrower shall be required to repay the principal amount of the Term Loan, to the extent then outstanding, as is set forth opposite such date (each such repayment a "Term Loan Scheduled Repayment," and each such date, a "Term Loan Scheduled Repayment Date"):

                        Term Loan
                Scheduled Repayment Date           Amount
               ----------------------------       --------

               March 1, 1997, and the             $350,000
               first day of each succeeding
               calendar month

               (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.2, on each date after the Effective Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any capital contribution or any sale or issuance of its equity (other than proceeds received from employees exercising their rights under the various stock option plans maintained by the Borrower, an amount equal to 50% of the cash proceeds of such capital contribution or sale or issuance (net of underwriting or placement discounts and commissions and other reasonable costs and expenses associated therewith) shall be applied as a mandatory repayment of principal of the Term Loan in accordance with the requirements of Sections 4.2(g) and (h).

               (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.2, on each date after the Effective Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any incurrence by the Borrower or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 9.5 as such Section is in effect on the Effective
Date), an amount equal to 100% of the cash proceeds of the respective incurrence of Indebtedness (net of underwriting or placement discounts and commissions and other reasonable costs associated therewith) shall be applied as a mandatory repayment of principal of the Term Loan in accordance with the requirements of
Section 4.2(g) and (h).

               (e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.2, on each date after the Effective Date upon which the Borrower or any of its Subsidiaries receives cash proceeds from any sale of assets (including capital stock and securities held thereby but excluding sales of assets permitted by Section 9.2(b), (e) and (f)), an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied as a mandatory repayment of principal of the Term Loan in accordance with the requirements of Sections 4.2(g) and (h) but only to the extent that such sales proceeds exceed the aggregate of $750,000 in any fiscal year of the Borrower, provided that with respect to such sales, the Borrower delivers a certificate to the Lender on or prior to such date stating that such Net Sale Proceeds shall be used to purchase replacement assets within 180 days following the date of such asset sale (which certificate shall set forth the estimates of the proceeds to be so expended).

               (f) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.2, within 10 days following each date after the Effective Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any Recovery Event, an amount equal to 100% of the cash proceeds of such Recovery Event (net of reasonable costs and taxes incurred in connection with such Recovery Event) shall be applied as a mandatory repayment of principal of the Term Loan in accordance with the requirements of Sections 4.2(g) and (h), provided that so long as no Default or Event of Default then exists (x) and such proceeds do not exceed $250,000 in any fiscal year of the Borrower, such proceeds shall not be required to be so applied on such date and the Borrower shall be entitled to retain such proceeds, (y) and such proceeds exceed $250,000 but are less than $2,500,000 in any fiscal year of the Borrower, such proceeds shall not be required to be so applied on such date to the extent that the Borrower has delivered a certificate to the Lender on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within 360 days following the date of the receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended), and (z) and such proceeds equal or exceed $2,500,000 in any fiscal year of the Borrower, then the entire amount shall be applied as a mandatory repayment of the Term Loan as provided above in this Section 4.2(f) and if all or any portion of such proceeds not required to be applied to the repayment of the Term Loan pursuant to the preceding clause (y) are not so used within 360 days after the date of the receipt of such proceeds, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of the Term Loan as provided above in this Section 4.2(f) without regard to the preceding clause (y).

               (g) With respect to each repayment of Loans required by this
Section 4.2, the Borrower may designate the Types of Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section 4.2 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Prime Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Prime Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Lender shall, subject to the above, make such designation in its sole discretion.

               (h) Any amount required to be applied to the Term Loan pursuant to Sections 4.2(c), (d), (e) and (f) shall be applied to repay the outstanding principal amount of the Term Loan then outstanding. The amount of each principal repayment of the Term Loan made as required by said Sections 4.2(c), (d), (e) and (f) shall be applied to reduce the then remaining Term Loan Scheduled Repayments in the inverse order of maturity.

               (i) Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, all then outstanding Loans shall be repaid in full on the respective Maturity Date for such Loans.

               (j) The Borrower authorizes the Lender to debit any account with the Lender for any payments due under the Notes. The Borrower certifies that the Borrower holds legitimate ownership of such accounts and preauthorizes this periodic debit as part of its right under said ownership.

          4.3. Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Lender not later than 12:00 Noon (Stamford, Connecticut time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Lender. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          4.4.  Net Payments.

               All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or profits of the Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of the Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse the Lender, upon the written request of the Lender, for taxes imposed on or measured by the net income or profits of the Lender pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of the Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of the Lender is located and for any withholding of taxes as the Lender shall determine are payable by, or withheld from, the Lender in respect of such amounts so paid to or on behalf of the Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of the Lender pursuant to this sentence. The Borrower will furnish to the Lender within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless the Lender, and reimburse the Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by the Lender.

          SECTION 5. Conditions Precedent to Initial Credit Events. The obligation of the Lender to make Loans, and the obligation of the Lender to issue the Letter of Credit, on the Initial Borrowing Date, is subject at the time of the making of such Loans or the issuance of the Letter of Credit to the satisfaction of the following conditions:

          5.1. Execution of Agreement; Notes. On or prior to the Initial Borrowing Date (i) the Effective Date shall have occurred and (ii) the Borrower shall have delivered to the Lender the Notes executed by the Borrower.

          5.2. Officer's Certificate. On the Initial Borrowing Date, the Lender shall have received a certificate, dated the Initial Borrowing Date and signed on behalf of the Borrower by the President or any Vice President of the Borrower, stating that all of the conditions in Sections 5.6, 5.7, 5.8, 5.14 and
6.1 have been satisfied on such date.

          5.3. Opinions of Counsel. On the Initial Borrowing Date, the Lender shall have received from Salon, Marrow & Dyckman, LLP, counsel to the Credit Parties, an opinion addressed to the Lender and dated the Initial Borrowing Date in the form of the attached Exhibit D.

          5.4. Corporate Documents; Proceedings; etc.

               (a) On the Initial Borrowing Date, the Lender shall have received a certificate, dated the Initial Borrowing Date, signed by the President or any Vice President of each Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit E with appropriate insertions, together with copies of the certificate of incorporation (or equivalent organizational document) and by-laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Lender.

               (b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Lender, and the Lender shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Lender reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

          5.5. Employee Benefit Plans; Shareholders' Agreements; Management Agreements; Collective Bargaining Agreements; Existing Indebtedness Agreements; Tax Sharing Agreements. On the Initial Borrowing Date, there shall have been delivered to the Lender true and correct copies, certified as true and complete by an appropriate officer of the Borrower of:

                    (i) all "employee benefit plans" as defined in Section 3(3) of ERISA (other than multiemployer plans as defined in Section 4001(a)(3) of ERISA), and any other plans or arrangements for the benefit of employees or senior management of the Borrower or any of its Subsidiaries and any profit sharing plans and deferred compensation plans of the Borrower or any of its Subsidiaries (collectively, the "Employee Benefit Plans");

                    (ii) all agreements entered into by the Borrower or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to its capital stock (collectively, the "Shareholders' Agreements");

                    (iii) all agreements with members of, or with respect to, the senior management and management of the Borrower or any of its Subsidiaries (collectively, the "Management Agreements");

                    (iv) all collective bargaining agreements applying or relating to any employee of the Borrower or any of its Subsidiaries (collectively, the "Collective Bargaining Agreements");

                    (v) all agreements evidencing or relating to Indebtedness of the Borrower or any of its Subsidiaries which is to remain outstanding after giving effect to the incurrence of Loans on the Initial Borrowing Date (collectively, the "Existing Indebtedness Agreements"); and

                    (vi) all tax sharing, tax allocation and other similar agreements entered into by the Borrower or any of its Subsidiaries (collectively, the "Tax Sharing Agreements");

all of which Employee Benefit Plans, Shareholders' Agreements, Management Agreements, Collective Bargaining Agreements, Existing Indebtedness Agreements and Tax Sharing Agreements shall be in form and substance reasonably satisfactory to the Lender.

          5.6. Consummation of Acquisition. On the Initial Borrowing Date, (i) the Acquisition shall have been consummated in accordance with the Acquisition Documents, (ii) each of the conditions precedent set forth in the Acquisition Documents shall have been satisfied and not waived (unless waived with the consent of the Lender, which consent shall not be unreasonably withheld) and
(iii) the Lender shall have received true and correct copies of the Acquisition Documents, all of which shall be in full force and effect and required to be in form and substance (including as to all of the terms and conditions thereof) reasonably satisfactory to the Lender.

          5.7.  Adverse Change, etc.

               (a) On or prior to the Initial Borrowing Date, nothing shall have occurred (and the Lender shall not have become aware of any facts, conditions or other information not previously known) which the Lender shall determine could reasonably be expected to have a material adverse effect on the rights or remedies of the Lender, or the Lender, or on the ability of any Credit Party to perform its obligations to the Lender or which could reasonably be expected to have a material adverse effect on the business, operation, property, assets, liabilities, condition (financial or otherwise) or prospects of the Acquired Business, the Borrower or the Borrower and its Subsidiaries taken as a whole.

               (b) All necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with any Credit Event and the Acquisition, the other transactions contemplated by the Documents and otherwise referred to herein or therein (excluding governmental approvals and/or consents not required to be obtained on or prior to the Initial Borrowing Date) shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents, or imposes materially adverse conditions upon, the consummation of any Credit Event and the Acquisition or the other transactions contemplated by the Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon any Credit Event or the Acquisition or the other transactions contemplated by the Documents.

          5.8. Litigation. On the Initial Borrowing Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement, any other Document or any documentation executed in connection herewith or therewith or the transactions contemplated hereby or thereby, or which the Lender shall determine could reasonably be expected to have a material adverse effect on the Acquisition or on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Acquired Business, the Borrower or the Borrowers and its Subsidiaries taken as a whole.

          5.9. Security Agreement. On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit F-1 or Exhibit F-2, as the case may be (as modified, supplemented or amended from time to time, collectively the "Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, together with:

                    (i) proper Financing Statements (Form UCC-1 or the equivalent) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Lender, desirable to perfect the security interests purported to be created by the Security Agreement;

                    (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name any Credit Party as debtor and that are filed in the jurisdictions referred to in clause (a) above, together with copies of such other financing statements that name any Credit Party as debtor (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Lender shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law fully executed for filing);

                    (iii) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Lender, desirable to perfect the security interests intended to be created by the Security Agreement; and

                    (iv) evidence that all other actions necessary or, in the reasonable opinion of the Lender, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken.

          5.10. Subsidiary Guaranty. On the Initial Borrowing Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered a Subsidiary Guaranty in the form of Exhibit G (as amended, modified or supplemented from time to time, the "Subsidiary Guaranty").

          5.11. Pro Forma Balance Sheet. On or prior to the Initial et Borrowing Date, the Borrower shall have delivered to the Lender an unaudited pro forma consolidated balance sheet of the Borrower and its Subsidiaries after giving effect to the Acquisition and the incurrence of all Indebtedness contemplated herein and prepared in accordance with generally accepted accounting principles, which pro forma consolidated balance sheet shall be required to be in form and substance reasonably satisfactory to the Lender.

          5.12. Insurance. On the Initial Borrowing Date, the Borrower shall cause to be delivered to the Lender evidence of insurance complying with the requirements of Section 8.3 for the business and properties of the Borrower and its Subsidiaries, in scope, form and substance reasonably satisfactory to the Lender and naming the Lender as an additional insured and as loss payee, and stating that such insurance shall not be cancelled or revised without at least 30 days prior written notice by the insurer to the Lender.

          5.13. Fees, etc. On the Initial Borrowing Date, the Borrower shall have paid to the Lender all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the Lender to the extent then due.

          5.14. Satisfaction of Indebtedness. On the Initial Borrowing Date, the Borrower shall have satisfied in full the indebtedness of the Borrower to the Lender under the $6,000,000 Term Promissory Note dated as of January 4, 1996.


          SECTION 6. Conditions Precedent to All Credit Events. The obligation of the Lender to make Loans (including Loans made on the Initial Borrowing
Date), and the obligation of the Lender to issue the Letter of Credit if (including the Letter of Credit issued on the Initial Borrowing Date), is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

          6.1. No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties of the Credit Parties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          6.2. Notice of Borrowing; Letter of Credit Request.

               (a) Prior to the making of each Loan, the Lender shall have received a Notice of Borrowing meeting the requirements of Section 1.3(a).

               (b) Prior to the issuance of the Letter of Credit, the Lender shall have received the Letter of Credit Request meeting the requirements of
Section 2.3.

          The acceptance of the proceeds of each Loan or the making of the Letter of Credit Request (occurring on the Initial Borrowing Date and thereafter) shall constitute a representation and warranty by the Borrower to the Lender that all the conditions specified in Section 5 (with respect to Credit Events on the Initial Borrowing Date) and in this Section 6 (with respect to Credit Events on and after the Initial Borrowing Date) and applicable to such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this
Section 6, unless otherwise specified, shall be delivered to the Lender and shall be in form and substance satisfactory to the Lender.

          SECTION 7. Representations, Warranties and Agreements. To induce the Lender to enter into this Agreement and to make the Loans, and issue the Letter of Credit as provided herein, the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Acquisition, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letter of Credit, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct on and as of the Initial Borrowing Date and in all material respects on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          7.1 Corporate and Other Status. Each Credit Party (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

          7.2. Corporate and Other Power and Authority. Each Credit Party has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          7.3. No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of the Borrower or any of its Subsidiaries.

          7.4. Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with ((x) other than the filing of the Financing Statements relating to the Security Agreement (each of which shall have been filed or recorded within five days after the Initial Borrowing Date), (y) the filing, as applicable, with the Patent and Trademark Office of the Grants attached to the Borrower Security Agreement and the Subsidiaries Security Agreement as Annexes I and J, and (z) except as have otherwise been obtained or made on or prior to the Initial Borrowing Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any such Document.

          7.5. Financial Statements; Financial Condition; Undisclosed Liabilities; Pro Forma Balance Sheet; etc.

               (a) The Borrower has furnished to the Lender (i) audited balance sheets for the Borrower and its Subsidiaries for the fiscal year ended December 31, 1995, and (ii) unaudited statements of operations and income of the Acquired Business and the Borrower and its Subsidiaries for the fiscal year ended September 30, 1996. The financial statements listed above fairly present the results of the operations and financial position of the Acquired Business and the Borrower and its Subsidiaries for the periods and as of the dates set forth above, in accordance with generally accepted accounting principles consistently applied, subject to normal year-end audit adjustments in the case of the unaudited financial statements listed above. Since December 31, 1995, there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

               (b) (i) On and as of the Initial Borrowing Date, after giving effect to the Acquisition and to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Credit Parties in connection therewith, (a) the sum of the assets, at a fair valuation, of each of the Borrower and its Subsidiaries taken as a whole and the Borrower on a stand-alone basis will exceed its debts; (b) each of the Borrower and its Subsidiaries taken as a whole and the Borrower on a stand-alone basis has not incurred and does not intend to incur, and does not believe that they will incur, debts beyond its ability to pay such debts as such debts mature; and (c) each of the Borrower and its Subsidiaries taken as a whole and the Borrower on a stand-alone basis will have sufficient capital with which to conduct its business. For purposes of this
Section 7.5(b), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

               (c) Except as fully disclosed in the financial statements delivered pursuant to Section 7.5(a), there were as of the Initial Borrowing Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Borrower or any of its Subsidiaries. As of the Initial Borrowing Date, the Borrower does not know of any basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 7.5(a) which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower or any of its Subsidiaries.

               (d) On and as of the Initial Borrowing Date, the pro forma balance sheet referred to in Section 5.11 has been prepared in good faith and is based on reasonable assumptions and the pro forma balance sheet is not based upon and it does not include information known to the Borrower to be misleading in any material respect or which fails to take into account material information known to the Borrower regarding the matters contained therein. On the Initial Borrowing Date, the Borrower believes that the pro forma balance sheet is reasonable, it being understood that nothing contained herein shall constitute a representation by the Borrower that the results contained therein will in fact be achieved.

          7.6. Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened (i) with respect to any Document, (ii) with respect to any material Indebtedness of the Borrower or any of its Subsidiaries or (iii) that, if determined adversely to the Borrower, any Subsidiary or the Acquired Businesses, would be likely to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries (including the Acquired Business) taken as a whole.

          7.7. True and Complete Disclosure. All factual information (taken as a whole) furnished by any Credit Party in writing to the Lender (including, without limitation, all information contained in the Documents but excluding the Projections, the representations and warranties as to such Projections which are set forth in Section 7.5(d)) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Credit Party in writing to the Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

          7.8. Use of Proceeds; Margin Regulations.

               (a)  All proceeds of the Term Loan will be used by the Borrower
(i) to effect the Acquisition by one of its Subsidiaries, (ii) to satisfy certain indebtedness owed by the Borrower to the Lender under the $6,000,000 Term Promissory Note dated as of January 4, 1996, (iii) for general corporate and working capital purposes, and (iv) to pay fees and expenses related to the Acquisition.

               (b) The proceeds of all other Revolving Loans will be used for the Borrower's and its Subsidiaries' general corporate and working capital purposes.

               (c) No part of the proceeds of any Loan or the Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          7.9. Tax Returns and Payments. The Borrower and each of its Subsidiaries have timely filed or caused to be timely filed with the appropriate taxing authority, all Federal, state and other returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Borrower and/or any of its Subsidiaries. The Returns accurately reflect all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. The Borrower and each of its Subsidiaries have paid all taxes payable by them other than taxes contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. As of the Initial Borrowing Date, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of any Credit Party, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries. As of the Initial Borrowing Date, neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of U.S. Federal income taxes of the Borrower or any of its Subsidiaries, is aware of any agreement or waiver extending any statute of limitations relating to the payment or collection of other taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. None of the Borrower or any of its Subsidiaries has provided, with respect to itself or property held by it, any consent under Section 341 of the Code.

          7.10. Compliance with ERISA.

               (a) Each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; all contributions required to be made with respect to a Plan and a Foreign Pension Plan have been timely made; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or
4980 of
the Code or expects to incur any liability (including any indirect, contingent or secondary liability) under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

               (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the most recently ended fiscal year of the Borrower on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

          7.11. The Security Documents.

                The provisions of the Security Agreement are effective to create in favor of the Lender a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties party thereto in the Security Agreement Collateral described therein, subject to the provisions of the Security Agreement, and the Lender has a fully perfected first lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral described therein, subject to no other Liens other than Permitted Liens. The recordation of the Assignment of Security Interest in U.S. Patents and Trademarks in the form attached to the Security Agreement in the United States Patent and Trademark Office together with filings on Form UCC-1 made pursuant to the Security Agreement will create, as may be perfected by such filing and recordation, a perfected security interest granted to the Lender in the trademarks and patents covered by the Security Agreement and the recordation of the Assignment of Security Interest in U.S. Copyrights in the form attached to the Security Agreement with the United States Copyright Office together with filings on Form UCC-1 made pursuant to the Security

Agreement will create, as may be perfected by such filing and recordation, a perfected security interest granted to the Lender in the copyrights covered by the Security Agreement.

          7.12. Representations and Warranties in Other Documents. All representations and warranties made by the Credit Parties, and set forth in the Acquisition Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made).

          7.13. Properties. The Borrower and each of its Subsidiaries have good and marketable title to all material properties owned by them, including all property reflected in the balance sheet referred to in Section 7.5(a) and acquired pursuant to the Acquisition (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business), free and clear of all Liens, other than Permitted Liens.

          7.14. Capitalization. On the Initial Borrowing Date and after giving effect to the Acquisition and the other transactions contemplated hereby, the authorized capital stock of the Borrower shall consist of 10,000,000 shares of common stock, $0.10 par value per share of which 6,368,516 are outstanding, which includes 300,000 of treasury shares. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable. Except as set forth on Schedule I and except for options to purchase shares of common stock of the Borrower issued or to be issued to employees, directors and consultants of the Borrower and its Subsidiaries the Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          7.15. Subsidiaries. After the consummation of the Acquisition, the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule
II. Schedule II correctly sets forth, as of the Initial Borrowing Date and after giving effect to the Acquisition, the percentage ownership (direct or indirect) of the Borrower in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof.

          7.16. Compliance with Statutes, etc. Each of the Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

          7.17. Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          7.18. Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.19. Environmental Matters.

                (a) The Borrower and each of its Subsidiaries have complied with, and on the date of such Credit Event are in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of the Borrower, threatened Environmental Claims against the Borrower or any of its Subsidiaries (including any such claim arising out of the ownership or operation by the Borrower or any of its Subsidiaries of any Real Property no longer owned by the Borrower or any of its Subsidiaries) or, to the best knowledge of the Borrower, any Real Property owned or operated by the Borrower or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences with respect to any Real Property owned or operated by the Borrower or any of its Subsidiaries (including any Real Property formerly owned or operated by the Borrower or any of its Subsidiaries but no longer owned by the Borrower or any of its Subsidiaries) or, to the best knowledge of the Borrower, any property adjoining or adjacent to any such Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries, or (ii) to cause any Real Property owned or operated by the Borrower or any of its Subsidiaries to be subject to any restrictions on the ownership, occupancy or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

                (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by the Borrower or any of its Subsidiaries where such generation, use, treatment or storage has violated or could reasonably be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by the Borrower or any of its Subsidiaries where such Release has violated or could reasonably be expected to violate any applicable Environmental Law.

                (c) Notwithstanding anything to the contrary in this Section 7.19, the representations made in this Section 7.19 shall not be untrue unless the aggregate effect of all violations, claims, restrictions, failures and noncompliances of the types described above could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

          7.20. Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the Borrower or the Borrower and its Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) to the best knowledge of the Borrower, no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

          7.21. Patents, Licenses, Franchises and Formulas. Each of the Borrower and each of its Subsidiaries owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises, proprietary information (including but not limited to rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

          7.22. Indebtedness. Schedule III sets forth a true and complete list of all Indebtedness of the Borrower and its Subsidiaries as of the Initial Borrowing Date and which is to remain outstanding after giving effect to the Acquisition (excluding the Loans and the Letters of Credit, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guaranteed such debt.

          7.23. Acquisition. At the time of consummation thereof, the Acquisition shall have been consummated in accordance with the terms of the respective Documents and all applicable laws. At the time of consummation thereof, all material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Acquisition to the extent then required have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Acquisition. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Acquisition, or the occurrence of any Credit Event or the performance by any Credit Party of its obligations under the Documents to which it is party. All actions taken by each Credit Party pursuant to or in furtherance of the Acquisition have been taken in compliance with the respective Documents and all applicable laws.


          SECTION 8. Affirmative Covenants. The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitments and the Letter of Credit have terminated and the Loans, the Notes and the Unpaid Drawings, together with interest, Fees and all other Obligations incurred thereunder, are paid in full:

          8.1. Information Covenants. The Borrower will furnish to the Lender:

               (a) Quarterly Financial Statements. Within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, (i) the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated and consolidating statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the Chief Financial Officer of the Borrower, subject to normal year-end audit adjustments and (ii) management's discussion and analysis of the important operational and financial developments during the quarterly and year-to-date periods.

               (b) Annual Financial Statements. Within 105 days after the close of each fiscal year of the Borrower, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified (x) in the case of the consolidating financial statements, by the Chief Financial Officer of the Borrower and (y) in the case of the consolidated financial statements, by Goldstein Golub Kessler & Co. or such other independent certified public accountants of recognized national standing reasonably acceptable to the Lender, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

               (c) Management Letters. Promptly after the Borrower's or any of its Subsidiaries' receipt thereof, a copy of any "management letter" addressed to the board of directors of the Borrower or such Subsidiary from its certified public accountants.

               (d) Budgets and Projections. (A) No later than January 15 of each calendar year (except that with respect to the 1997 fiscal year, the date of delivery shall be February 15, 1997), a budget in form reasonably satisfactory to the Lender (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by the Borrower for each of the months of such fiscal year prepared in detail, accompanied by the statement of the Chief Financial Officer of the Borrower to the effect that, to the best of his knowledge, the budget is a reasonable estimate for the period covered thereby and (B) within 30 days after the close of each fiscal year of the Borrower, projections for the three consecutive fiscal years first beginning after the date of the delivery of such projections prepared in summary form, in each case, of the Borrower and its Subsidiaries, accompanied by the statement of the Chief Financial Officer of the Borrower to the effect that the projections have been prepared under his supervision and, to the best of such officer's knowledge, in good faith and are based on reasonable assumptions (it being understood that nothing therein shall constitute a representation that the results forecasted in such projections will in fact be achieved).

               (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 8.1(b) and (c), a certificate of the Chief Financial Officer of the Borrower to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth in reasonable detail the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of
Section 9.4, 9.8 through 9.13, inclusive, at the end of such fiscal quarter or year, as the case may be.

               (f) Notice of Default or Litigation. Promptly, and in any event within three Business Days after an officer of any Credit Party obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default and (ii) any litigation or governmental investigation or proceeding pending (x) against the Borrower or any of its Subsidiaries which if determined adversely to the Borrower or a Subsidiary would materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole, (y) with respect to any material Indebtedness of the Borrower or any of its Subsidiaries or (z) with respect to any Document.

               (g) Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which the Borrower or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

               (h) Environmental Matters. Promptly upon, and in any event within 10 Business Days after, an officer of any Credit Party obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole: (i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Borrower or any of its Subsidiaries that (a) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or
(b) could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property; (iii) any condition or occurrence on any Real Property owned or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided, that in any event the Borrower shall deliver to each Lender all notices received by the Borrower or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify the Borrower or any of its Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify the Borrower or any of its Subsidiaries of potential liability under CERCLA. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's or such Subsidiary's response thereto. In addition, the Borrower will provide the Lender with copies of all communications between the Borrower or any of its Subsidiaries and any government or governmental agency relating to Environmental Laws which could reasonably be expected to materially and adversely effect the business, operations, property, assets, liabilities, condition of the Borrower (financial or otherwise) or prospects of the Borrower and its

Subsidiaries taken as a whole, all notice of any Environmental Claims, and such detailed reports of any such Environmental Claim as may reasonably be requested by the Lender.

               (i) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or any of its Subsidiaries as the Lender may reasonably request.

               (j) Delivery of Information. The Borrower agrees to deliver to Fleet National Bank, so long as it is a participant hereunder, with copies of the information referred to in Section 8.1 at the same time that it delivers such information to the Lender.

          8.2. Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Lender and any participant hereunder to visit and inspect, under guidance of officers of the Borrower or such Subsidiary, any of the properties of the Borrower or such Subsidiary, and to examine the books of account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Lender and any participant hereunder may reasonably request, all such inspections to be subject to any binding confidentiality agreement for the benefit of a third party that prohibits the foregoing. Upon the occurrence and continuance of an Event of Default, the Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Lender and any participant hereunder to conduct, at the Borrower's expense, one or more audits of the accounts receivable and inventories of the Borrower and its Subsidiaries.

          8.3. Maintenance of Property; Insurance.

               (a) Schedule IV sets forth a true and complete listing of all insurance maintained by the Borrower and its Subsidiaries as of the Initial Borrowing Date. The Borrower will, and will cause each of its Subsidiaries to,
(i) keep all property necessary to the business of the Borrower and its Subsidiaries in reasonably good working order and condition, ordinary wear and tear excepted, (ii) maintain insurance on all such property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties in the same general areas in which the Borrower or any of its Subsidiaries operates, and (iii) furnish to the Lender, upon written request, full information as to the insurance carried. At any time that insurance at levels described on Schedule IV is not being maintained by the Borrower or any Subsidiary of the Borrower with respect to insurance (other than property or business interruption insurance), the Borrower will, or will cause one of its Subsidiaries to, promptly notify the Lender in writing and the Borrower or any such Subsidiary, as the case may be, shall obtain such insurance at such levels to the extent such insurance is reasonably available. In addition to the requirements of the two immediately preceding sentences, the Borrower will at all times cause property and business interruption insurance of the types described in Schedule IV to be maintained (with the same scope of coverage as that described in Schedule IV) at levels which are at least as great as the respective amounts described on Schedule IV.

               (b) The Borrower will, and will cause each of its Subsidiaries to, at all times keep its property insured in favor of the Lender, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Borrower and/or the Guaranty Subsidiaries) (i) shall be endorsed to the Lender's satisfaction for the benefit of the Lender (including, without limitation, by naming the Lender as loss payee and/or additional insured), (ii) shall state that such insurance policies shall not be cancelled or revised without at least 30 days' prior written notice thereof by the respective insurer to the Lender, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Lender, (iv) shall contain the standard non-contributing mortgage clause endorsement in favor of the Lender with respect to hazard liability insurance, (v) shall, except in the case of public liability insurance, provide that any losses shall be payable notwithstanding (A) any act or neglect of the Borrower or any of the Guaranty Subsidiaries, (B) the occupation or use of the properties for purposes more hazardous than those permitted by the terms of the respective policy if such coverage is obtainable at commercially reasonable rates and is of the kind from time to time customarily insured against by Persons owning or using similar property and in such amounts as are customary, (C) any foreclosure or other proceeding relating to the insured properties or (D) any change in the title to or ownership or possession of the insured properties and (vi) shall be deposited with the Lender. If the Borrower or any of its Subsidiaries shall fail to insure its property in accordance with this Section 8.3, or if the Borrower or any of the Guaranty Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Lender shall have the right (but shall be under no obligation), upon 10 Business Days' prior notice to the Borrower, to procure such insurance and the Borrower agrees to reimburse the Lender for all costs and expenses of procuring such insurance.

          8.4. Corporate Franchises. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this
Section 8.4 shall prevent (i) sales of assets by the Borrower or any of its Subsidiaries in accordance with Section 9.2 or (ii) the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

          8.5. Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

          8.6. Compliance with Environmental Laws.

               (a) The Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, released or disposed of at any such Real Properties in compliance in all material respects with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of the business or operations of the Borrower or any of its Subsidiaries.

               (b) At the written request of the Lender, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, the Borrower will provide, at the sole and reasonable expense of the Borrower, an environmental site assessment report concerning any Real Property owned or operated by the Borrower and its Subsidiaries, prepared by an environmental consulting firm reasonably approved by the Lender, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with such Hazardous Materials on such Real Property, provided that in no event shall such request be made more often than once every two years for any particular Real Property unless either (i) the Obligations have been declared (or have become) due and payable pursuant to
Section 10 or (ii) the Lender receive notice under Section 8.1(i) of any event for which notice is required to be delivered for any such Real Property. If the Borrower fails to provide the same within 90 days after such request was made, the Lender may order the same, the cost of which shall be borne by the Borrower, and the Borrower shall grant and hereby grants to the Lender and their agents access to such Real Property and specifically grant the Lender an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment at any reasonable time upon reasonable notice to the Borrower, all at the sole and reasonable expense of the Borrower.

          8.7. ERISA. As soon as possible and, in any event, within 10 days after the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to the Lender a certificate of the chief financial officer of the Borrower setting forth details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application could reasonably be expected to be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a contribution required to be made to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or could reasonably be expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings could reasonably be expected to or have been instituted to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or could reasonably be expected to incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of
ERISA; or that the Borrower or any Subsidiaries of the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA)). The Borrower will deliver to the Lender a complete copy of the annual report (Form
5500) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lender pursuant to the first sentence hereof, copies of annual reports and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Lender no later than 10 days after the date such report has been filed with the Internal Revenue Service or such notice has been received by the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

          8.8. End of Fiscal Years; Fiscal Quarters. The Borrower will cause (i) each of its, and each of its Subsidiaries', fiscal years and fourth fiscal quarter to end on December 31, and (ii) each of its, and each of its Subsidiaries', first three fiscal quarters to end on March 31, June 30 and September 30.

          8.9. Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

          8.10. Payment of Taxes. The Borrower will pay and discharge or cause to be paid and discharged, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Borrower or any of its Subsidiaries; provided that neither the Borrower nor any of its Subsidiaries will be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

          8.11. Additional Parties To Subsidiaries Guaranty. Upon the request of the Lender, the Borrower shall cause each Subsidiary formed after the date of this Agreement to become a party to the Subsidiary Guaranty and the Subsidiaries Security Agreement and to execute and deliver to the Lender such instruments and agreements as the Lender requires in connection therewith.


          SECTION 9. Negative Covenants. The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitments and the Letter of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

          9.1. Liens. The Borrower will not, and will not permit any of the Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of the

Subsidiaries other than ISP, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any of the Subsidiaries other than
ISP), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, or allow Silicon Materials Service, BV to grant a "negative pledge" to any other Person; provided that the provisions of this Section 9.1 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

               (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

               (b) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's property or assets taken as a whole or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or
(ii) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

               (c) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Schedule V, but only to the respective date, if any, set forth in such Schedule V for the removal, replacement and termination of any such Liens, plus renewals, replacements and extensions of such Liens to the extent set forth on Schedule V, provided that
(i) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (ii) any such renewal, replacement or extension does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;

               (d)  Liens created pursuant to the Security Documents;

               (e) leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower and its Subsidiaries taken as a whole;

               (f) Liens upon assets of the Borrower or its Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 9.5(d), provided that (i) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (ii) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any Subsidiary of the Borrower;

               (g) Liens placed upon equipment or machinery used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of acquisition thereof by the Borrower or any such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment or machinery or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Borrower or such Subsidiary;

               (h) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

               (i) Liens arising from precautionary UCC financing statement filings regarding operating leases permitted under Section 9.4;

               (j) Liens arising out of judgments or awards in respect of which the Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings provided that the aggregate amount of all such judgments or awards (and any cash and the fair market value of any property subject to such Liens) does not exceed $500,000 at any time outstanding;

               (k) statutory and common law landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party; and

               (l) Liens incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money).

          9.2. Consolidation, Merger, Purchase or Sale of Assets, etc. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, except that:

               (a) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Sections 9.8 and 9.13;

               (b) each of the Borrower and its Subsidiaries may in the ordinary course of business sell, lease or otherwise dispose of any assets which, in the reasonable judgment of such Person, are obsolete, worn out or otherwise no longer useful in the conduct of such Person's business, provided that the proceeds of all assets subject to sales or other dispositions pursuant to this clause (b) shall not exceed $250,000 in any fiscal year of the Borrower;

               (c)  Investments may be made to the extent permitted by Section
9.6;

               (d) each of the Borrower and its Subsidiaries may lease (as lessee) real or personal property to the extent permitted by Section 9.4 (so long as any such lease does not create a Capitalized Lease Obligation);

               (e) each of the Borrower and its Subsidiaries may make sales of inventory in the ordinary course of business;

               (f) each of the Borrower and its Subsidiaries may sell, lease or otherwise dispose of any equipment and other assets, to the extent not otherwise permitted under any other clause of this Section 9.2, at the fair market value thereof (as determined in good faith by the Borrower), provided that the proceeds thereof (i) shall consist of at least 90% in cash and (ii) do not exceed $500,000 in the aggregate in any fiscal year of the Borrower;

               (g) the Borrower and one or more of the Subsidiary Guarantors may merge or consolidate into one another provided that the Borrower is the surviving entity of any such consolidation or merger, or one or more of the Subsidiaries may merge or consolidate into one another provided that if a Subsidiary Guarantor is involved in such merger or consolidation, the Subsidiary Guarantor is the surviving entity of any such consolidation or merger, and after giving effect thereto, no Default or Event of Default is caused thereby and the Borrower and its Subsidiaries execute and deliver such agreements and instruments deemed reasonably necessary by the Lender; and

               (h)  the Acquisition shall be permitted.


          To the extent the Lender waives the provisions of this Section 9.2 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.2, such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Lender shall be authorized to take any actions deemed appropriate to effect the foregoing.

          9.3. Dividends. The Borrower will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Borrower or any of its Subsidiaries, except that any Subsidiary of the Borrower
(i) may pay cash Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower and (ii) if such Subsidiary is not a Wholly-Owned Subsidiary, may pay cash Dividends to its shareholders generally so long as the Borrower or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holdings of equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary); and

          9.4. Leases. The Borrower will not, and will not permit any of its Subsidiaries to, permit the aggregate payments (including, without limitation, any property taxes paid as additional rent or lease payments) made by the Borrower and its Subsidiaries on a consolidated basis under agreements to rent or lease any real or personal property (or any extension or renewal thereof) (excluding Capitalized Lease Obligations) to exceed $1,000,000 in any fiscal year of the Borrower.

          9.5. Indebtedness. The Borrower will not, and will not permit any of the Subsidiaries (other than ISP) to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

               (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

               (b) Indebtedness under Interest Rate Protection Agreements which the Borrower may enter into with respect to the Loans or other obligations, on terms acceptable to the Lender;

               (c) Indebtedness evidenced by Capitalized Lease Obligations to the extent permitted pursuant to Section 9.8;

               (d)  Indebtedness subject to Liens permitted under Section
9.1(g);

               (e) Existing Indebtedness outstanding on the Initial Borrowing Date and listed on Schedule III, without giving effect to any subsequent extension, renewal or refinancing thereof except to the extent set forth on Schedule III, provided that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing;

               (f)  Indebtedness constituting Intercompany Loans; and

               (g) Indebtedness under Other Hedging Agreements providing protection against fluctuations in currency values in connection with the Borrower's operations so long as management of the Borrower has determined that the entering into of such Other Hedging Agreements are bona fide hedging activities.

          9.6. Advances, Investments and Loans. The Borrower will not, and will not permit any of the Subsidiary Guarantors to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

               (a) the Borrower and the Subsidiary Guarantors may acquire and hold accounts receivables, trade receivables, notes receivables, prepaid expenses and similar items owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, and the Borrower and the Subsidiary Guarantors may own Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

               (b) the Borrower and the Subsidiary Guarantors may acquire and hold cash and Cash Equivalents;

               (c) the Borrower and the Subsidiary Guarantors may receive non-cash consideration in connection with any asset sale permitted by Section 9.2(f) but only to the extent set forth in such Section 9.2(f);

               (d) the Borrower and the Subsidiary Guarantors may hold the Investments held by them on the Initial Borrowing Date and described on Schedule VI, provided that any additional Investments made with respect thereto shall be permitted only if independently justified under the other provisions of this
Section 9.6;

               (e) the Borrower and the Subsidiary Guarantors may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $50,000;

               (f) the Borrower may enter into Interest Protection Agreements to the extent permitted by Section 9.5(b);

               (g) the Borrower may enter into Other Hedging Agreements to the extent permitted by Section 9.5(h); and

               (h) the Borrower may make intercompany loans and advances to any of the Subsidiary Guarantors, and any Subsidiary Guarantor of the Borrower may make intercompany loans and advances to the Borrower or any other Subsidiary Guarantor of the Borrower (collectively, "Intercompany Loans").

          9.7. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that the following in any event shall be permitted: (a) Dividends may be paid to the extent provided in Section 9.3, (b) loans may be made and other transactions may be entered into by the Borrower and its Subsidiaries to the extent permitted by Section 9.6, (c) customary fees may be paid to non-officer directors of the Borrower, (d) options to purchase common stock of the Borrower may be granted to officers and directors of the Borrower and its Subsidiaries in the ordinary course of business, and (e) the Borrower and its Subsidiaries may enter into employment arrangements with their respective officers in the ordinary course of business.

          9.8. Capital Expenditures.

               (a) The Borrower and its Subsidiaries, on a consolidated basis, will not make any Capital Expenditures in excess of $12,625,000 for the 1997 fiscal year (which amount shall exclude any Capital Expenditures related to the Acquisition and incurred during the 1997 fiscal year), and in excess of $8,000,000 for each fiscal year thereafter.

               (b) In addition to the Capital Expenditures permitted to be made pursuant to preceding clause (a) of this Section 9.8, the Borrower and its Subsidiaries may make additional Capital Expenditures with the amount of insurance proceeds received by the Borrower or any of its Subsidiaries from any Recovery Event so long as such proceeds are used to replace or restore any properties or assets in respect of which such proceeds were paid within 360 days following the date of such Recovery Event (to the extent such proceeds are not required to be applied pursuant to Section 4.2(h)) and, to the extent

Capital Expenditures are made as permitted by this clause (b), same shall not count as Capital Expenditures for purposes of determining compliance with clause
(a) of this Section 9.8.

          9.9. Fixed Charge Coverage Ratio. The Borrower, on a consolidated basis, shall maintain a Fixed Charges Ratio of not less than the ratio set forth below as at the dates set forth below computed for the Borrower's fiscal years ending on such dates:

               Ratio                                   Date
               -----                                   ----

            1.2 to 1.0                           December 31, 1997
            1.3 to 1.0                           December 31, 1998
            1.3 to 1.0                           December 31, 1999
            1.4 to 1.0                        Each successive fiscal
                                              year end subsequent to
                                                 December 31, 1999

          9.10. Maximum Leverage Ratio. The Borrower, on a consolidated basis, shall maintain: (a) as at March 31, 1997, June 30, 1997 and September 30, 1997, a Leverage Ratio of not more than 2.50 to 1.00; (b) as at December 31, 1997, a Leverage Ratio of not more than 2.35 to 1.00; and (c) as at the end of each subsequent fiscal quarter, a Leverage Ratio of not more than 2.00 to 1.00.

          9.11. Interest Coverage Ratio. The Borrower, on a consolidated basis, shall maintain: (a) as at March 31, 1997, computed for the period beginning on the first day of the 1997 fiscal year and ending on March 31, 1997, an Interest Coverage Ratio of not less than 2.50 to 1.00; and (b) as at June 30, 1997 and September 30, 1997, computed for the period beginning on the first day of the 1997 fiscal year and ending on June 30, 1997 and September 30, 1997, respectively, an Interest Coverage Ratio of not less than 3.75 to 1.00; and (c) as at the end of each subsequent fiscal quarter, computed for the period beginning on the first day of the fiscal year in which such quarter occurs and ending on the last day of such fiscal quarter, an Interest Coverage Ratio of not less than 4.00 to 1.00.

          9.12. Singapore Operations Except for the Letter of Credit to be issued with respect to ISP, neither the Borrower nor any of its Subsidiaries will, for each fiscal year period, transfer, directly or indirectly, funds to ISP in excess of the aggregate of $1,000,000.

          9.13. Limitation on Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. on Modifications of Certificate of Incorporation, By- The Borrower will not, and will not permit any of its Subsidiaries to, (a) amend, modify or change its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or by-laws or any agreement entered into by it, with respect to its capital stock (including any Shareholders' Agreement), or enter into any new agreement with respect to its capital stock unless such amendment, modification, change or other action contemplated by this clause (a) could not be adverse to the interests of the Lender under the Credit

Documents in any material respect or (b) amend, modify or change any provision of any Tax Sharing Agreement or enter into any new tax sharing agreement, tax allocation agreement or similar agreement.

          9.14. Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any of the Subsidiary Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary Guarantor to
(a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary Guarantor of the Borrower, or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any Subsidiary Guarantor of the Borrower or (c) transfer any of its properties or assets to the Borrower or any Subsidiary Guarantor of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary Guarantor of the Borrower, (iv) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or any Subsidiary Guarantor of the Borrower in the ordinary course of business, and (v) restrictions on the transfer of any asset subject to a Lien permitted by Sections 9.1(c), (g) and
(h).

          9.15. Limitation on Issuance of Capital Stock.

               (a) The Borrower will not, and will not permit any of the Subsidiary Guarantors to, issue (i) any preferred stock or (ii) any redeemable common stock.

               (b) The Borrower will not permit any of the Subsidiary Guarantors to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiary and
(iii) to qualify directors to the extent required by applicable law.

          9.16. Business. The Borrower will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the businesses in which the Borrower and its Subsidiaries are engaged on the Initial Borrowing Date and reasonable extensions thereof.

          9.17. Limitation on Creation of Subsidiaries. Except as contemplated under the Acquisition Agreement, notwithstanding anything to the contrary contained in this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Initial Borrowing Date any Subsidiary; provided that, the Borrower and its Wholly-Owned Subsidiaries shall be permitted to establish or create Wholly-Owned Subsidiaries so long as, (a) at the request of the Lender, such new Subsidiary executes a counterpart of the Subsidiary Guaranty and the Subsidiaries Security Agreement, and (c) such new Subsidiary, to the extent requested by the Lender, takes all actions required pursuant to
Section 8.11.


          SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

          10.1. Payments. The Borrower shall default in the payment when due of any (a) principal of any Loan or any Note, (b) any interest on any Loan or Note,
(c) any Unpaid Drawing, or (d) any Fees or any other amounts owing hereunder or thereunder; or

          10.2. Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          10.3. Covenants. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 8.1(a) or (b), 8.11 or Section 9 or (b) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document (other than those set forth in Sections 10.1, 10.2 and 10.5 hereof which shall automatically constitute and Event of Default) and such default shall continue unremedied for a period of 30 days after written notice thereof to the defaulting party by the Lender; or

          10.4. Default Under Other Agreements. (a) The Borrower or any of its Subsidiaries shall (i) default in any payment of any Indebtedness (other than the Notes) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Notes) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (b) any Indebtedness (other than the Notes) of the Borrower or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

          10.5. Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries, and the petition is not controverted within 15 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries, or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Borrower or any of its Subsidiaries is adjudicated insolvent or Bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

          10.6. ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan, shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan or a Foreign Pension Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29),
4971, 4975 or 4980 of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA) or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) which lien, security interest or liability (individually and/or in the aggregate), could reasonably be expected to have a material adverse effect upon the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; or

          10.7. Security Documents. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Lender, the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral, in favor of the Lender, superior to and prior to the rights of all third Persons (except as permitted by Section 9.1), and subject to no other Liens (except as permitted by
Section 9.1); or

          10.8. Subsidiary Guaranty. At any time after the execution and delivery thereof, the Subsidiary Guaranty or any provision thereof shall cease to be in full force or effect as to any Subsidiary Guarantor, or any Subsidiary Guarantor or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiary Guaranty or any Subsidiary Guarantor shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiary Guaranty; or

          10.9. Judgments. One or more judgments or decrees shall be entered against the Borrower or any Subsidiary of the Borrower involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments exceeds $250,000; or

          10.10. Change in Management Gilbert Raker or Andrew Lozyniak shall fail to be involved in the active daily senior management of the Borrower and such failure shall continue for 120 days unless, prior to the end of such 120-day period, the Borrower shall have replaced either Mr. Raker or Mr. Lozyniak, as the case may be, with an individual reasonably acceptable to the Lender;

then, upon such occurrence, (a) if such event is an Event of Default specified in Section 10.5, the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (b) if such event is any other Event of Default, either or both of the following actions may be taken:
(i) the Lender may, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and
(ii) the Lender may, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable and, upon the occurrence of an event under clause (a) or clause (b) above, the Borrower shall either (x) cause the Letter of Credit to be cancelled and deliver to the Lender a statement from the beneficiary of the Letter of Credit that such Letter of Credit is cancelled or (y) deliver to the Lender in immediately available funds an amount equal to 110% of the Letter of Credit Outstandings to be held by the Lender as cash collateral in connection therewith (and which the Lender shall return to the Borrower upon the cancellation of the Letter of Credit) and to execute and deliver to the Lender such agreements and instruments as the Lender deems reasonably necessary in connection therewith. Except as expressly provided above in this Section 10, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


          SECTION 11. Definitions and Accounting Terms.

          11.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Acquired Business" shall mean the business of polishing and reclaiming silicon wafers conducted by Air Products and Chemicals, Inc. (including all assets and liabilities related thereto) as more specifically set forth in the Acquisition Agreement.

          "Acquisition" shall mean the acquisition by American Silicon Products, Inc. of the Acquired Business.

          "Acquisition Agreement" shall mean the Purchase Agreement, dated as of January 16, 1997, between American Silicon Products, Inc. and Air Products and Chemicals, Inc. and as in effect on the Initial Borrowing Date.

          "Adjusted Current Portion of Long Term Debt" shall mean the consolidated current portion of long term debt, as shown on the balance sheet of the previous fiscal year end, less the part of such consolidated current portion of long term debt attributable to ISP.

          "Adjusted EBIT" shall mean, at any time, Consolidated EBIT less the portion thereof attributable to ISP.

          "Adjusted EBITDA" shall mean, at any time, Consolidated EBITDA less the portion thereof attributable to the ISP.

          "Adjusted Interest Paid" shall mean, at any time, Consolidated Interest Expense (but only to the extent such Interest is paid) less the portion thereof attributable to ISP.

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of
Section 9.7, an Affiliate of the Borrower shall include (a) any Person that directly or indirectly owns more than 5% of any class of the capital stock of the Borrower and (b) any officer or director of the Borrower.

A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended, renewed, refinanced or replaced from time to time.

          "Applicable Margin" shall mean (a) in the case of Revolving Loans which are maintained as Prime Rate Loans, 0%, and (b) in the case of the Term Loan and Revolving Loans which are maintained as Eurodollar Loans, 2.25%.

          "Bankruptcy Code" shall have the meaning provided in Section 10.5.

          "Borrower" shall mean Semiconductor Packaging Materials Co., Inc., a Delaware corporation.

          "Borrower Security Agreement" shall mean the Security Agreement delivered by the Borrower in the form of the attached Exhibit F-1.

          "Borrowing" shall mean the borrowing of one Type of Loan from the Lender on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Prime Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

          "Business Day" shall mean (a) for all purposes other than as covered by clause (b) below, any day except Saturday, Sunday and any day which shall be in Stamford, Connecticut a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (c) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) above and which is also a day for trading by and between banks in the London interbank Eurodollar market.

          "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.

          "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

          "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial Lender having, or which is the principal banking subsidiary of a Lender holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Ratings Group or "A2" or the equivalent thereof from Moody's Investors Service, Inc. with maturities of not more than six months from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any Lender meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Group or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than six months after the date of acquisition by such Person, (v) Eurodollar certificates of deposit maturing within six months after the date of acquisition thereof issued by any commercial lender organized under the laws of the United States of America or any State thereof or the District of Columbia or by any foreign Lender, which is a lender, or United States branches of any foreign lender, and in any case having a combined capital and surplus of not less than $100,000,000 and (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. ss. 9601 et seq.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purport to be granted) pursuant to any Security Document, including, without limitation, all Security Agreement Collateral and all cash and Cash Equivalents delivered as collateral pursuant to Section 4.2 or 10 hereof.

          "Collective Bargaining Agreements" shall have the meaning provided in
Section 5.5.

          "Commitment" shall mean any of the commitments of the Lender, i.e., whether the Term Loan Commitment, the Revolving Loan Commitment or the Letter of Credit Commitment.

          "Commitment Commission" shall have the meaning provided in Section 3.1(b).

          "Consolidated EBIT" shall mean, for any period, Consolidated Net Income before Consolidated Interest Expense and provision for taxes for such period and without giving effect, (x) to any extraordinary gains or losses and
(y) any gains or losses from sales of assets other than inventory sold in the ordinary course of business.

          "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated EBIT for such period.

          "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of the Borrower and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of the Borrower and its Subsidiaries representing the interest factor for such period; provided that the amortization of deferred financing costs with respect to this Agreement or the Indebtedness incurred hereunder shall be excluded from Consolidated Interest Expense to the extent same would otherwise have been included therein.

          "Consolidated Net Income" shall mean, for any period, the net after tax income of the Borrower and its Subsidiaries for such period.

          "Consolidated Tangible Net Worth" shall mean on any date of determination thereof the tangible net worth of the Borrower and its Subsidiaries determined as of such date of determination.

          "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof;

provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, the Subsidiary Guaranty, each Security Document, each Letter of Credit Request and the Interest Rate Protection Agreements.

          "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

          "Credit Party" shall mean the Borrower and each Subsidiary Guarantor.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or authorized or made any other distribution, payment or delivery of property (but only to the extent that such payment is in the form of cash or equity securities of such Person) or cash to its stockholders as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock outstanding on or after the Effective Date, or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Person outstanding on or after the Effective Date.

          "Documents" shall mean the Credit Documents and the Acquisition Documents.

          "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

          "Drawing" shall have the meaning provided in Section 2.5(b).

          "Effective Date" shall have the meaning provided in Section 12.9.

          "Employee Benefit Plans" shall have the meaning provided in Section
5.5.

          "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

          "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. ss. 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. ss. 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or any Subsidiary of the Borrower would be deemed to be a "single employer" within the meaning of Section 414(b),
(c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

          "Eurodollar Loan" shall mean each Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Eurodollar Rate" shall mean the rate (rounded to the next higher 1/100 of 1%) for U.S. dollar deposits of that many months maturity as reported on Telerate page 3750 as of 11:00 a.m., London time, on the second London business day before the relevant Interest Period begins (or if not so reported, then as determined by the Lender from another recognized source or interbank quotation), adjusted for reserves by dividing that rate by 1.00 minus the LIBOR Reserve. "LIBOR Reserve" is the maximum percentage reserve requirement (rounded to the next higher 1/100 of 1% and expressed as a decimal) in effect for any day during the Interest Period under the Federal Reserve Board's Regulation D for Eurocurrency Liabilities as defined therein.

          "Event of Default" shall have the meaning provided in Section 10.

          "Facing Fee" shall have the meaning provided in Section 3.1(c).

          "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.1.

          "Fixed Charge Coverage Ratio" for any period shall mean the ratio of Adjusted EBITDA less the sum of (A) Maintenance Capital Expenditures, and (B) the amount of all cash Dividends that were paid by the Borrower or any of its Subsidiaries during such period (other than Dividends paid by a Subsidiary of the Borrower to the Borrower or another Subsidiary of the Borrower) and (C) income taxes paid by the Borrower or any of its Subsidiaries to (ii) the sum of
(x) Adjusted Current Portion of Long Term Debt and (y) Adjusted Interest Paid.

          "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

          "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the Release of which is prohibited, limited or regulated by any governmental authority.

          "ISP" shall mean the Borrower's Subsidiary International Semiconductor Products PTE Ltd., a Singapore corporation.

          "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided, that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement. Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

          "Initial Borrowing Date" shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Loans hereunder occurs.

          "Intercompany Loan" shall have the meaning provided in Section 9.6(h).

          "Intercompany Note" shall mean promissory notes, in the form of Exhibit H, evidencing Intercompany Loans to the extent required by Section 9.6(h).

          "Interest Coverage Ratio" shall mean, at any time, the ratio of Adjusted EBIT to Adjusted Interest Paid.

          "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

          "Interest Period" shall have the meaning provided in Section 1.9.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement or other similar agreement or arrangement.

          "Investments" shall have the meaning provided in Section 9.6.

          "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Lender" shall mean First Union Bank of Connecticut, a Connecticut banking corporation.

          "Letter of Credit" shall mean the irrevocable standby letter of credit (and, if renewed, each such renewed Letter of Credit), in a form customarily used by the Lender, issued by the Lender for the account of the Borrower and for the benefit of DBS Bank supporting certain obligations of ISP to such beneficiary in the face amount of 5,000,000 Singapore Dollars, which shall expire one year from the date it is issued and shall be renewable at the Lender's sole option for an additional one year period, provided there shall not be more than six such renewals.

          "Letter of Credit Commitment" shall mean the agreement to issue the Letter of Credit pursuant to Section 2.

          "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all outstanding Letter of Credit and (ii) the amount of all Unpaid Drawings.

          "Letter of Credit Request" shall have the meaning provided in Section 2.3(a).

          "Leverage Ratio" shall mean, at any time, the ratio of all liabilities (which, under generally accepted accounting principles, would be required to be recorded on a balance sheet of a Person) of the Borrower on a consolidated basis at such time excluding the amount of "Minority Interest" as set forth on the consolidated balance sheet of the Borrower at such time to Consolidated Tangible Net Worth.

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

          "Loan" shall mean the Term Loan and the Revolving Loans.

          "Management Agreements" shall have the meaning provided in Section
5.5.

          "Maintenance Capital Expenditures" shall mean Capital Expenditures in any fiscal year utilized by the Borrower and its Subsidiaries in the amount of $2,000,000.

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Maturity Date" shall mean the Term Loan Maturity Date or the Revolving Loan Maturity Date, as the case may be.

          "Minimum Borrowing Amount" shall mean (a) for the Term Loan, $21,000,000, and, (b) for Revolving Loans, $250,000.

          "Monthly Payment Date" shall mean the last Business Day of each calendar month occurring after the Initial Borrowing Date.

          "Net Income" shall mean, for any period, the consolidated net after tax income of the Borrower and its Subsidiaries for such period.

          "Net Sale Proceeds" shall mean for any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of the reasonable costs of such sale (including fees and commissions, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness (other than Indebtedness secured pursuant to the Security Documents) which is secured by the respective assets which were sold), and the taxes paid or payable by the Borrower's consolidated group as a result of such sale.

          "Note" shall mean the Term Note and the Revolving Note.

          "Notice of Borrowing" shall have the meaning provided in Section
1.3(a).

          "Notice of Conversion/Continuation" shall have the meaning provided in
Section 1.6.

          "Notice Office" shall mean the office of the Lender located at 300 Main Street, Stamford, Connecticut, or such other office as the Lender may hereafter designate in writing as such to the other parties hereto

          "Obligations" shall mean all amounts owing to the Lender pursuant to the terms of this Agreement or any other Credit Document including, without limitation, amounts owing under the Notes, the Interest Rate Protection Agreements and the Other Hedging Agreements.

          "Other Hedging Agreement" shall mean any currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values solely with respect to the Letter of Credit.

          "Payment Office" shall mean the office of the Lender located at 300 Main Street, Stamford, Connecticut, or such other office as the Lender may hereafter designate in writing as such to the other parties hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Permitted Liens" shall have the meaning provided in Section 9.1.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Prime Rate Loan" shall mean each Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Prime Rate" shall mean the rate which the Lender announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December occurring after the Initial Borrowing Date.

          "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. ss. 6901 et seq.

          "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction or damage or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries and (ii) under any policy of insurance (excluding (x) any business interruption insurance and (y) any workers' compensation) required to be maintained under Section 8.3, provided that if the aggregate proceeds received from, or with respect to, any individual, or series of related, casualty or condemnation under all insurance policies and all awards is less than $100,000, same shall not be considered a Recovery Event hereunder.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Release" means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring or migrating, into or upon any land or water or air, or otherwise entering into the environment.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Regulation Section 2615.

          "Returns" shall have the meaning provided in Section 7.9.

          "Revolving Loan" shall have the meaning provided in Section 1.1(b).

          "Revolving Loan Commitment" shall mean the agreement of the Lender to make Revolving Loans and to issue the Letter of Credit in the aggregate amount outstanding from time to time to time not in excess of $15,000,000.

          "Revolving Loan Maturity Date" shall mean January 31, 1999.

          "Revolving Note" shall have the meaning provided in Section 1.5(a).

          "Scheduled Repayments" shall have the meaning provided in Section 4.2(b).

          "SEC" shall have the meaning provided in Section 8.1(g).

          "Secured Creditors" shall have the meaning assigned that term in the respective Security Documents.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Security Agreement" shall have the meaning provided in Section 5.9 and shall include the Borrower Security Agreement and the Subsidiaries Security Agreement.

          "Security Agreement Collateral" shall mean all "Collateral" as defined in the Borrower Security Agreement and the Subsidiaries Security Agreement.

          "Security Document" shall mean and include the Borrower Security Agreement and the Subsidiaries Security Agreement and, after the execution and delivery thereof, each Additional Security Document.

          "Shareholders' Agreements" shall have the meaning provided in Section 5.5.

          "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

          "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

          "Subsidiary Guarantor" shall mean initially, American Silicon Products, Inc., Polese Company, Retconn Incorporated, and Type III, Inc., and, thereafter, each domestic Subsidiary of the Borrower which is subsequently formed and is required to execute and deliver a Subsidiary Guaranty.

          "Subsidiary Guaranty" shall have the meaning provided in Section 5.10.

          "Subsidiaries Security Agreement" shall mean the Security Agreement to be delivered by the Subsidiaries Guarantors in the form of the attached Exhibit F-2.

          "Tax Sharing Agreements" shall have the meaning provided in Section
5.5.

          "Taxes" shall have the meaning provided in Section 4.4(a).

          "Term Loan" shall have the meaning provided in Section 1.1(a).

          "Term Loan Commitment" shall mean the agreement of the Lender to make the Term Loan to the Borrower in the principal amount of $21,000,000, as same may be reduced from time to time pursuant to Sections 3.3, 4.2 and/or 10.

          "Term Loan Maturity Date" shall mean January 31, 2002.

          "Term Loan Scheduled Repayment" shall have the meaning provided in
Section 4.2(b).

          "Term Loan Scheduled Repayment Date" shall have the meaning provided in Section 4.2(b).

          "Term Note" shall have the meaning provided in Section 1.5(a).

          "Total Commitments" shall mean, at any time, the sum of the Commitments of the Lender.

          "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Prime Rate Loan or a Eurodollar Loan.

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

          "Unfunded Current Liability" of any Plan, means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

          "United States" and "U.S." shall each mean the United States of America.

          "Unpaid Drawing" shall have the meaning provided for in Section
2.5(a).

          "Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (a) the Revolving Loan Commitment then in effect, less (b) the sum of the aggregate principal amount of Revolving Loans then outstanding plus the then aggregate amount of Letter of Credit Outstandings.

          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.


          SECTION 12. Miscellaneous

          12.1. Payment of Expenses, etc. The Borrower shall: (a) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Lender (including, without limitation, the reasonable fees and disbursements of Cummings & Lockwood) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, and, after the occurrence of an Event of Default, the Lender in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Lender); (b) pay and hold the Lender harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Lender) to pay such taxes; and (c) indemnify the Lender, and each of its respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (i) any investigation, litigation or other proceeding (whether or not the Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (ii) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries or any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          12.2. Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the Lender and any participant hereunder is hereby authorized (to the extent not prohibited by applicable law) at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Lender or any participant hereunder (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to the Lender under this Agreement or under any of the other Credit Documents, and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Lender or any participant hereunder shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          12.3. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered:

                If to the Borrower:

                          Semiconductor Packaging Materials Co, Inc.
                          431 Fayette Avenue
                          Mamaroneck, NY 10543
                          Attention:  Mr. Andrew A. Lozyniak
                                      Chief Financial Officer
                          Telephone: (914) 698.5353
                          Facsimile: (914) 698.5386

                If to the Lender:

                          First Union Bank of Connecticut
                          300 Main Street
                          Stamford, CT 06904
                          Attention:  Ms. Kristin H. Murphy
                          Telephone No.:  (203) 406.6039
                          Facsimile No.:  (203) 964.8239


          All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Lender shall not be effective until received by the Lender.

          12.4. Benefit of Agreement; Participations.

                (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the Lender and, provided further, that, although the Lender may transfer or grant participations in its rights hereunder, the Lender shall remain a "Lender" for all purposes hereunder and, provided further, that, if any such participant is a Person other than Fleet National Bank (or its successor or assign), the Lender shall not transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating.

                (b) In the case of any such participation, the participant shall (i) not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against the Lender in respect of such participation to be those set forth in the agreement executed by the Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if the Lender had not sold such participation and (ii) if such participant is not a commercial Lender, represent that either (x) no part of its acquisition of its participation is made out of assets of any employee benefit plan, or (y) after consultation, in good faith, with the Borrower and provision by the Borrower of such information as may be reasonably requested by the participant, the acquisition and holding of such participation does not constitute a non-exempt prohibited transaction under
Section 406 of ERISA and Section 4975 of the Code, or (z) such participant is an "insurance company" using the assets of its general account as defined in
Section V of Proposed Class Exemption for Certain Transactions Involving Insurance Company General Accounts issued by the U.S. Department of Labor, 59 Federal Register 43134, August 22, 1994 (Application No. D-9662) ("PTCE D-9662") and such participation is and shall at all times thereafter satisfy the applicable requirements to be and shall be exempt under said PTCE D-9662 to the fullest extent provided therein (assuming for this purpose that PTCE D-9662 was granted as a final prohibited transaction exemption by the U.S. Department of Labor on the date and in the form it was proposed). As used in this Section 13.4(a), the term "employee benefit plan" shall have the meaning assigned to it in Title I of ERISA and shall also include a "plan" as defined in Section 4975(e)(1) of the Code.

                (c) Nothing in this Agreement shall prevent or prohibit the Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by the Lender from such Federal Reserve Bank.

          12.5. No Waiver; Remedies Cumulative. No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender to any other or further action in any circumstances without notice or demand.

          12.6. Calculations; Computations; Accounting Terms.

               (a) The financial statements to be furnished to the Lender pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lender); provided that, except as otherwise specifically provided herein, all computations and all definitions used in determining compliance with Sections 9.8 through 9.13, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Lender pursuant to
Section 7.5.

               (b) All computations of interest, Commitment Commission and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day; except that in the case of Fees with respect to the Letter of Credit, the last day shall be included) occurring in the period for which such interest, Commitment Commission or Fees are payable.

          12.7. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; ARBITRATION; COMMERCIAL WAIVER; WAIVER OF JURY TRIAL.

               (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF CONNECTICUT. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CONNECTICUT OR OF THE UNITED STATES FOR THE DISTRICT OF CONNECTICUT, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, EACH CREDIT PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH CREDIT PARTY HEREBY FURTHER IRREVOCABLE WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH CREDIT PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH CREDIT PARTY. EACH CREDIT PARTY FURTHER IRREVOCABLY CONSENTS TO THE BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY CREDIT PARTY AT ITS ADDRESS SET FORTH IN
SECTION 12.3 OR AS SET FORTH IN THE OTHER CREDIT DOCUMENTS, SUCH SERVICE TO BECOME EFFECTIVE 3

DAYS AFTER SUCH MAILING. EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHTS OF THE LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

               (b) UPON DEMAND OF ANY PARTY HERETO, WHETHER MADE BEFORE OR AFTER INSTITUTION OF ANY JUDICIAL PROCEEDING ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER CREDIT DOCUMENT ("DISPUTES") BETWEEN OR AMONG PARTIES TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT SHALL BE RESOLVED BY BINDING ARBITRATION AS PROVIDED HEREIN. INSTITUTION OF A JUDICIAL PROCEEDING BY A PARTY DOES NOT WAIVE THE RIGHT OF THAT PARTY TO DEMAND ARBITRATION HEREUNDER. DISPUTES MAY INCLUDE, WITHOUT LIMITATION, TORT CLAIMS, COUNTERCLAIMS, DISPUTES AS TO WHETHER A MATTER IS SUBJECT TO ARBITRATION, CLAIMS BROUGHT AS CLASS ACTIONS, CLAIMS ARISING FROM ANY CREDIT DOCUMENT EXECUTED IN THE FUTURE, OR CLAIMS ARISING OUT OF OR CONNECTED WITH THE TRANSACTIONS REFLECTED BY THIS AGREEMENT, THE NOTES OR ANY OTHER CREDIT DOCUMENT. ARBITRATION SHALL BE CONDUCTED UNDER AND GOVERNED BY THE COMMERCIAL FINANCIAL DISPUTES ARBITRATION RULES (THE "ARBITRATION RULES") OF THE AMERICAN ARBITRATION ASSOCIATION (THE "AAA") AND TITLE 9 OF THE U.S. CODE. ALL ARBITRATION HEARINGS SHALL BE CONDUCTED IN THE CITY IN WHICH THE OFFICE OF THE LENDER FIRST STATED ABOVE IS LOCATED. THE EXPEDITED PROCEDURES SET FORTH IN RULE 51 ET SEQ. OF THE ARBITRATION RULES SHALL BE APPLICABLE TO CLAIMS OF LESS THAN $1,000,000. ALL APPLICABLE STATUTES OF LIMITATION SHALL APPLY TO ANY DISPUTE. A JUDGMENT UPON THE AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE PANEL FROM WHICH ALL ARBITRATORS ARE SELECTED SHALL BE COMPRISED OF LICENSED ATTORNEYS. THE SINGLE ARBITRATOR SELECTED FOR EXPEDITED PROCEDURE SHALL BE A RETIRED JUDGE FROM THE HIGHEST COURT OF GENERAL JURISDICTION, STATE OR FEDERAL, OF THE STATE WHERE THE HEARING WILL BE CONDUCTED OR IF SUCH PERSON IS NOT AVAILABLE TO SERVE, THE SINGLE ARBITRATOR MAY BE A LICENSED ATTORNEY. NOTWITHSTANDING THE FOREGOING, THE

ARBITRATION PROVISION DOES NOT APPLY TO DISPUTES UNDER OR RELATED TO SWAP AGREEMENTS.

               (c) EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

               (d) THE BORROWER ACKNOWLEDGES THAT THE LOANS EVIDENCED BY THE NOTES ARE FOR COMMERCIAL PURPOSES AND WAIVES ANY RIGHT TO NOTICE AND HEARING UNDER SECTIONS 52-278a THROUGH 52-278n OF THE CONNECTICUT GENERAL STATUTES AS NOW OR HEREAFTER AMENDED AND AUTHORIZES THE ATTORNEY OF THE LENDER, OR ANY SUCCESSOR THERETO, TO ISSUE A WRIT OF PREJUDGMENT REMEDY WITHOUT COURT ORDER. FURTHER, THE BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE BENEFITS OF ALL VALUATION, APPRAISEMENTS, HOMESTEAD, EXEMPTION, STAY, REDEMPTION AND MORATORIUM LAWS NOW IN FORCE OR WHICH MAY HEREAFTER BECOME LAWS. THE BORROWER ACKNOWLEDGES THAT IT MAKES THESE WAIVERS AND THE WAIVERS CONTAINED IN
SECTION 12.7(a) KNOWINGLY, VOLUNTARILY AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THESE WAIVERS WITH ITS ATTORNEYS.

               (e) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          12.8. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Lender.

          12.9. Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower and the Lender shall have signed a counterpart hereof.

          12.10. Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          12.11. Amendment or Waiver; etc. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Lender

          12.12. Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.6, 4.4 and 12.1 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

          12.13. Domicile of Loans. The Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of the Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 12.13 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.6 or 4.4 from those being charged by the Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

          The parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:

Semiconductor Packaging Materials           SEMICONDUCTOR PACKAGING
   Co., Inc.                                MATERIALS CO., INC.
431 Fayette Avenue
Mamaroneck, NY 10543
Attention:  Chief Financial Officer
Tel:  914.698.5353                          By /s/ Andrew A. Lozyniak
Fax: 914.698.5386                              ----------------------
                                               Andrew A. Lozyniak
                                               Title: Executive Vice President


                                            FIRST UNION BANK OF CONNECTICUT


                                            By /s/ Kristin H. Murphy
                                               ---------------------
                                               Kristin H. Murphy
                                               Title: Vice President

                                   SCHEDULE I

                                 CAPITALIZATION

Capital Structure at December 31, 1996 Preferred Stock
$.10 par value, authorized 1,000,000 share, none
issued; Common stock - $.10 par value; authorized
10,000,000 shares, issued and outstanding at
December 31, 1996 - 6,355,51                                      $   635,552.00


Additional paid in capital                                         27,973,464.00
Retained Earnings (estimate)                                        5,018,106.00
                                                                  --------------
                                                                   33,627,122.00
Less:  Treasury Stock:  300,000, at cost                                     -0-
                                                                  --------------
Total Shareholders Equity                                         $33,627,122.00
                                                                  ==============

                                   SCHEDULE II

                                  SUBSIDIARIES

Polese Company, Inc.

Type III, Inc.

American Silicon Products, Inc.

ASP Realty, Inc.

Retconn, Incorporated

SPM Holdings Corporation

Silicon Materials Service, B.V.

International Semiconductor Products PTE, Ltd.

                                  SCHEDULE III

                              EXISTING INDEBTEDNESS

       Loans
       -----

SPM    $6,000,000     5 year Term Loan for Retconn - First Union*

SPM       390,000     5 year Term Loan for Polese - First Union

SPN     1,745,333     10 year Term Loan - Armonk building - First Union
       ----------
       $8,135,333     Total Bank Loan Indebtedness

Other - Consignment Agreement with Fleet Gold Leasing dated 12/24/96 for 4,502.05 Troy ounces of Gold - Fleet has a first priority security interest.

Capitalized Lease Obligations

SPM

                                                     Amount          Security
                                                     ------          --------

First Valley Leasing                                 $23,412          Equipment
Fleetwood Financial Corp.             #1              17,394          Equipment
                                      #2              71,156          Equipment
                                      #3              34,943          Equipment
(sold to EAB)                         #4              46,058          Equipment
                                      #5             124,654          Equipment
                                      #6               -0-            Equipment
                                      #7             164,507          Equipment
                                      #8              66,314          Equipment
(sold to EAB)                         #9             302,879          Equipment
                                      #10             67,800          Equipment
LCA Housing                                           34,765          Equipment
Ford Credit                                            6,867          Car
                                                    --------
                           TOTAL SPM                $960,749
                                                    ========
Retconn Incorporated

Fleetwood Financial Corp.                           $168,400          Equipment

American Silicon Products, Inc.

First Union                           #1            $561,780          Equipment
                                      #2             914,987          Equipment
Julest Associates                     #1 (a)         415,937          Equipment
                                      #2 (a)         556,456          Equipment
                                      #3 (a)         335,956          Equipment
                                                  ----------
                           TOTAL ASP              $2,785,116
                                                  ==========


(a) Corporate Guarantee by SPM

*   To be paid at closing from loan proceeds.

Polese Company, Inc.

                                                  Amount           Security
                                                  ------           --------



MAC Funding                 #1                   $142,479         Equipment
                            #2                     62,196         Equipment
SL Capital                  #1                      6,674         Equipment
                            #2                    156,044         Equipment
                            #3                    150,863         Equipment
Orix Credit (Ellison)                              25,270         Equipment
AT&T (Eaton)                                        5,459         Computers
First Union                                       599,527         Equipment
NBD Bank                    #1 (a)                190,302         Equipment
                            #2 (a)                157,910         Equipment
Colonial Leasing               (a)                123,093         Equipment
                                               ----------
                           TOTAL POLESE        $1,627,817


(a)  Corporate Guarantee by SPM

                                   SCHEDULE IV

                                    INSURANCE

                  SEMICONDUCTOR PACKAGING MATERIALS CO., INC.




                                            PACKAGE POLICY
                                            --------------
NAME INSURED:                               Semiconductor Packaging Materials Co., Inc.
                                            Polese Company, Inc.
                                            Type III, Inc.
                                            American Silicon Products, Inc.
                                            ASP Realty, Inc.
                                            RETCONN, Inc.

CARRIER:                                    Federal Insurance Company
                                            (AM Best Rating: A++XIV)

POLICY PERIOD:                              11/30/96 to 11/30/97

I. PROPERTY

DEFINITION:                                 Property  insurance  covers  accidental  losses  resulting  in direct damage to your real and personal  property  from  a covered cause  of loss.  This coverage may also be broadened  to  cover indirect losses
                                            (business earnings) after a  fire or other  covered  causes  of  loss that damages your business property.

LOCATION:                                    Location #1
                                             431 Fayette Avenue
                                             Mamaroneck, New York

LIMITS:                                      $    1,000,000          Building
                                             $    7,847,100          PersonalProperty
                                             $    2,000,000          Stock
                                             $      150,000          EDP (Electronic Data Processing)
                                             $   17,000,000          Business Income/Extra Expense

LOCATION:                                    Location #2
                                             10103 Carroll Canyon Road
                                             San Diego, California (Polese)

                                             $     1,441,000         Building
                                             $     4,982,500         Personal Property
                                             $     2,200,000         Stock
                                             $       175,400         EDP
                                             $Included Above         Business Income/Extra Expense

                  SEMICONDUCTOR PACKAGING MATERIALS CO., INC.

                                 PACKAGE POLICY
                                   (continued)



LOCATION:                                    Location #3
                                             8680 Miralani Drive, Suites 116, 117, 118, 126, 127
                                             San Diego, California (Type III)

                                             $        63,600        Building
                                             $     1,024,500        Personal Property
                                             $        83,000        Stock
                                             $Included Above        Business Income/Extra Expense

LOCATION:                                    Location #4
                                             15 Clarkson Street
                                             Providence, Rhode Island (ASPI)

LIMITS:                                      $     1,527,800        Building
                                             $     6,105,500        Personal Property
                                             $       350,000        Stock
                                             $        70,000        EDP
                                             $Included Above        Business Income/Extra Expense

LOCATION:                                    Location #5
                                             199 W. Pearl Road
                                             Torrington, Connecticut (RETCONN)

                                             $       562,000         Building Property
                                             $     2,800,000         Stock
                                             $        55,000         EDP
                                             $Included Above         Business Income/Extra Expense

LOCATION:                                    Location #6
                                             71 Putter Lane
                                             Torrington, Connecticut (RETCONN)

LIMITS:                                      $       100,000        PersonalProperty
                                             $Included Above        Business Income/Extra Expense

LOCATION:                                    Location #7
                                             1 Labriola Court
                                             Armonk, New York (SPM)

LIMITS:                                      $     1,500,000        Building
                                             $Included Above        Business Income/Extra Expense


                  SEMICONDUCTOR PACKAGING MATERIALS, CO., INC.

                                PACKAGE POLICY
                                   (continued)


OTHER COVERAGES:                             $       75,000         Transit
                                             $      120,000         Personal Property -- Other Locations
                                             $       10,000         Custody of Salespersons
                                             $      100,000         Rents (100% Coinsurance)
                                             $      100,000         Extra Expense
                                                                    (100% Coinsurance)
                                             Policy Limits          Boiler & Machinery
ANNUAL PROPERTY
PREMIUM:                                     $140,842 (vs. $111,320 - 95/96)



PROPERTY COMPARISON:



                                          95/96               96/97
                                          -----               -----


     Total Values                      $37,472,318         $51,187,400
     Rate                                      .30                 .28
     Premium                              $111,320            $140,842

                  SEMICONDUCTOR PACKAGING MATERIALS CO., INC.

                                 PACKAGE POLICY
                                   (Continued)

II. GENERAL LIABILITY



LIMITS:                                           General aggregate:                                 $  2,000,000

                                                  Products/Completed
                                                  Operations aggregate:                              $  1,000,000

                                                  Personal &
                                                  Advertising injury:                                $  1,000,000

                                                  Each occurrence:                                   $  1,000,000

                                                  Fire Damage
                                                  (any one fire)                                     $        N/A

                                                  Premises Medical Payment
                                                  (any one person)                                   $     10,000


ANNUAL G.L. PREMIUM                    $98,600 (vs. $68,172 - 95/96)


G.L. COMPARISON                           95/95          96/97
                                          -----          -----

Sales                                   $43,700,000    $68,000,000
Avg. Rate                                      1.56           1.45
Premium                                     $68,172        $98,600


                              EXPOSURE INFORMATION

Description                                                                              Code       Basis
Metal Goods Mfg. - Gold                                                                  56918      $14,000,000
Metal Goods Mfg. (Polese)                                                                56911      $15,000,000
Electrical Components Mfg. (ASPI)                                                        52469      $24,000,000
Electrical Parts, Components or Accessories Mfg. (RETCONN)                               52438      $15,000,000


                   SEMICONDUCTOR PACKAGING MATERIALS CO., INC.
                                 PACKAGE POLICY
                                   (Continued)

III. CRIME

DEFINITION:       Comprehensive Crime Coverage allows you to insure exposures to loss through criminal activity by selecting coverage and limits related to (1) Employee Dishonesty and (2) Destruction and disappearance of monies and/or securities.


COVERAGE:                                             LIMITS:     DEDUCTIBLE:

A. Employee Dishonesty                                $100,000      $ 1,000
B. Forgery or Alternation                             $ 10,000      $ 1,000


ANNUAL CRIME PREMIUM:        $845 (vs. $594-95/96)

TOTAL PACKAGE PREMIUM:       $240,287 (vs. $180,086-95/96)

                    SEMICONDUCTOR PACKAGING MATERIAL CO., INC

               AUTOMOBILE LIABILITY AND PHYSICAL DAMAGE COVERAGE


NAMED INSURED:                              Semiconductor Packaging Materials Co., Inc.
                                            Polese Company, Inc.
                                            Type III, Inc.
                                            American Silicon Products, Inc.
                                            ASP Realty, Inc.
                                            RETCONN,Inc.

CARRIER:                                    Federal Insurance Company
                                            (AM Best Rating: A++XIV)
POLICY PERIOD:                              11/30/97 to 11/30/97
DEFINITION:                                 Automobile Liability insurance covers your responsiblity for bodily injury and/or property damage to third parties resulting
                                            from the ownership, maintenance or use of a car or truck.
                                            Physical Damage coverage insures against loss to the vehicle itself.


COVERAGE:                                             LIMITS:


COMPREHENSIVE AUTOMOBILE LIABILITY
                                                    $ 1,000,000  Each accident
                                                                 (Combine single
     Bodily Injury/Property Damage                               limit)
     Medical Payments                               $     5,000  Each Person
     Personal Injury Protection                     $ Statutory
     Added Personal Injury Protection               $    25,000  Combined Limit
                                                    $ 1,000,000  (Statutory
     Uninsured Motorist                                          or Limit)
     Underinsured Motorist                          $ 1,000,000
     Hired/Borrowed and                             $ 1,000,000
       Non-Owned Liability

                    SEMICONDUCTOR PACKAGING MATERIAL CO., INC

               AUTOMOBILE LIABILITY AND PHYSICAL DAMAGE COVERAGE
                                   (Continued)



COVERAGE:                                                               LIMITS:


AUTOMOBILE PHYSICAL DAMAGE
     Comprehensive Coverage                 Actual Cash Value or Stated Amount less $500 Deductible
     Collision Coverage                     Actual Cash Value or Stated Amount less $500 Deductible
     Towing                                 $50 Each Disablement (Except for Vehicles in CA)

                                             Drive Other Car Endorsement
SPECIAL CONDITIONS                           Hired/Borrowed Physical Damage coverage:
OR EXCLUSIONS:                               Fellow Employee Exclusion Deleted

                                             $35,000   Max. limit per vehicle
                                             $ 1,000   Deductible - Comprehensive
                                             $ 1,000   Deductible - Collision

                                             Rental Reimbursement
                                             $    30   Per Day/30 Day Period

ANNUAL AUTO PREMIUM:                         $12,090 (vs. $7,143 - 95/96)




AUTO COMPARISON:
                                                  95/96             96/97
                                             ---------------   ---------------
          Avg Rate                           $1,786/Vehicle    $1,511/Vehicle
          Premium                                $7,143           $12,090

                  SEMICONDUCTOR PACKAGING MATERIALS CO., INC.

               AUTOMOBILE LIABILITY AND PHYSICAL DAMAGE COVERAGE
                                   (Continued)


                                    SCHEDULED VEHICLES

Year             Make/Model                    Serial No.                 Garage Location        Cost New
----     --------------------------  ------------------------------    ----------------------    --------

  95     Ford Contour                1FALP6637SK170513                 Lagrangeville, NY         $21,219
  95     Mercedes SL 500             WDBFA67E6SF122775                 Greenwich, CT             $92,360
  83     Olds Firenza                1G3AC69P4DK303016                 Torrington, CT            $ 5,000
  94     Chevy Astro Van             1GCDM19Z1RB115026                 Torrington, CT            $13,000
  95     Lincoln Continental         1LNLM95SY743471                   San Diego, CA             $40,795
  96     Ford Ranger                 1FTCR10A6TTA31807                 San Diego, CA             $12,434
  96     Isuzu NPR Truck             JALC4B1K6T7000723                 Providence, RI            $28,000
  96     Volvo 850 Sta. Wagon        YV1LW5547T2244669                 East Greenwich, RI        $34,410



                  SEMICONDUCTOR PACKAGING MATERIALS CO., INC.

                         WORKERS' COMPENSATION COVERAGE



NAMED INSURED:                          Semiconductor Packaging Materials Co., Inc.
                                        American Silicon Products, Inc.
                                        ASP Realty, Inc.
                                        RETCONN, Inc.

CARRIER:                                Federal Insurance Company
                                        (AM Best Rating: A++XIV)

POLICY PERIOD:                          11/30/96 to 11/30/97

DEFINITION:                             Workers'  Compensation insurance pays specific benefits required by state law to employees injured in the course of their employment.


COVERAGE AND LIMITS:

Covered States                                              New York, Connecticut, Rhode Island

Coverage A - Workers' Compensation                          Statutory

Coverage B - Employer's Liability

     Bodily Injury by Accident                              $  500,000   Each Accident
     Bodily Injury by Disease                               $  500,000   Policy Limit
     Bodily Injury by Disease                               $  500,000   Each Employee


Coverage C -  All Other  States Insurance  except New  York, Connecticut,  Rhode
Island,  Nevada,  North Dakota,  Ohio, Wyoming,  West Virginia,  Washington, and
Maine

ANNUAL W.C. PREMIUM:       $111,119 (vs. $52,252 - 95/96)

                  SEMICONDUCTOR PACKAGING MATERIALS CO., INC.
                         WORKERS' COMPENSATION COVERAGE
                                   (Continued)



                                           EXPOSURE INFORMATION

STATE                                        DESCRIPTION                                        CODE     PAYROLL
-----   -------------------------------------------------------------------------------------  ----    ----------

   NY   Electrical Cord Set, Radio or Ignition Harness Assembly                                 3681      $740,000

        Executive Officers                                                                      8809      $156,000

        Clerical Employees -- NOC                                                               8810    $1,280,000

   CT   Electrical Cord Set, Radio or Ignition Harness Assembly                                 3681    $1,250,000

        Salespersons -- Outside                                                                 8742        If Any

        Clerical Employees -- NOC                                                               8810      $550,000

   RI   Optical Goods Mfg.                                                                      4150    $1,800,000

        Clerical Employees -- NOC                                                               8810      $350,000

                  SEMICONDUCTOR PACKAGING MATERIALS CO., INC.





                               UMBRELLA LIABILITY
                               ------------------

NAMED INSURED:                         Semiconductor Packaging Materials Co., Inc.
                                       Polese Company, Inc.
                                       Type III, Inc.
                                       American Silicon Products, Inc.
                                       ASP Realty, Inc.
                                       RETCONN, Inc.

CARRIER:                               Federal Insurance Company
                                       (AM Best Rating: A++XIV)

POLICY PERIOD:                         11/30/96-11/30/97

DEFINITION:                            Umbrella policies provide "excess" coverage in the event of a liability claim that is large enough to exhaust the limits of your scheduled underlying policies or primary coverage in excess of the self-insured retention.

COVERAGE:                              Occurrence Basis

                                       A. EXCESS COVERAGE

                                          Applicable to losses in excess of underlying umbrella limits of liability.

                                       B. BROAD LEGAL LIABILITY COVERAGES

                                          Subject  to the self-insured retention and policy terms, and applicable to losses not otherwise covered by underlying insurance.

LIMITS:                                $  9,000,000 Each Occurrence
                                       $  9,000,000 Annual Aggregate

SELF-INSURED
RETENTION:                             $        NIL Each Occurrence



                  SEMICONDUCTOR PACKAGING MATERIALS CO., INC.

                               UMBRELLA LIABILITY
                                   (Continued)

UNDERLYING SCHEDULE:


TYPE OF COVERAGE                     LIMITS OF LIABILITY

Comprehensive General Liability      $2,000,000      General Aggregate
including Products/Completed         $1,000,000      Products/Completed
Operations                                           Operations
Aggregate
                                     $1,000,000      Personal injury and
I.S.O. 1986                                          Advertising Injury
                                     $1,000,000      Per Occurrence

Comprehensive Automobile             $1,000,000      CSL-Bodily Injury
                                                     & Property Damage

Employer's Liability                 $  500,000      Each Accident
(Bodily Injury)                      $  500,000      Disease -- Policy
                                                     Limit
                                     $  500,000      Disease -- Each
                                                           Employee


SPECIAL CONDITIONS/EXCLUSIONS:

           [ ]  Asbestos Exclusion

           [ ]  Pollution Exclusion

           [ ]  ERISA

           [ ]  Real & Personal Care, Custody, Control Exclusion

           [ ]  Employment Related Discrimination Exclusion

           [ ]  New York Amendatory Endorsement -- Occurrence

           [ ]  Notice of Cancellation Endorsement

           [ ]  Advertising Injury Endorsement

           [ ]  Aircraft Products Exclusion

           [ ]  Subject to policy terms, conditions and exclusions

ANNUAL PREMIUM:            $25,846 (vs. $22,800 -- 95/96)

[LOGO]             Republic Indemnity Company of America
                   Company No. 19739                                   WC000001A

             WORKERS' COMPENSATION AND EMPLOYERS' LIABILITY POLICY
                                INFORMATION PAGE

                                              Policy Number: 03521525
                                              Renewal of Policy Number: 03509993

1. Name and mailing address of the Insured:   Insured is: Corporation

   SEMICONDUCTOR PACKAGING MATERIALS CO., INC.
   (DBA) POLESE CO, INC.
   10103 CARROLL CANYON RD.
   SAN DIEGO CA 92131

   Other workplaces not shown above:

   10103 CARROLL CANYON ROAD, SAN DIEGO, CA 92131

2. The policy period is from May 24, 1996 To May 24, 1997 12:01 a.m. standard time at the insured's mailing address.

3. A. Workers' Compensation Insurance: Part One of the policy applies to the Workers' Compensation Law of the states listed here:

   CA

B. Employers' Liability Insurance: Part Two of the policy applies to work in each state listed in item 3A. The limits of our liability under Part Two are:

   Bodily Injury by Accident  $1,000,000 each accident
   Bodily Injury by Disease   $1,000,000 each employee
   Bodily Injury by Disease   $1,000,000 policy limit

C. Other States Insurance: Part Three applies to the states, if any, listed here:

   None

D. This policy includes these endorsements and schedules:

   1. WC300A, 2. WC301, 3. WC320, 4. WC040601A

4. The premium for this policy will be determined by our Manual of Rules, Classifications, Rates and Rating Plans. All information required below is subject to verification and change by audit.



                                                           Premium Basis
Code                                                      Total Estimated         Rate Per $100        Estimated Annual
 No.                Classification                      Annual Remuneration      of Remuneration            Premium
3383(1)   JEWELRY MFG.--INCLUDING FOUNDRY OPERATIONS.                                   $4.38
8742(1)   SALESPERSONS--OUTSIDE                                                         $0.87
8810(1)   CLERICAL OFFICE EMPLOYEES--N.O.C.                                             $0.77
          Schedule credit                                                               11.25%              ($7,865)

          Fraud Investigation & Prosecution Surchg 0.3625000%                                                  $225
          Workers Comp Administrative Surcharge 0.2482000%                                                     $154



Deposit    $6,205 + Assessment      $379 = Total      $6,584      Minimum      $1,000     Total Estimated   $62,045
Premium                                                           Premium                 Annual Premium

If indicated, interim adjustments of premium shall be
made: Monthly                                                     Non-participating



Producer: ROBERT F DRIVER CO. INC

Code Number: 0004001407            5            Countersigned by:  [Signature]

Producing Office: San Diego                         Date: June 05, 1996

Form No. WC011 10/93

                                  Insured Copy

[LOGO]       Republic Indemnity Company of America
             Company No. 19739                                         WC000001A

             WORKERS' COMPENSATION AND EMPLOYERS' LIABILITY POLICY
                                INFORMATION PAGE

                                              Policy Number: 03521528
                                              Renewal of Policy Number: 03509994

1. Name and mailing address of the Insured:   Insured is: Corporation

   TYPE III, INC.
   10103 CARROLL CANYON ROAD
   SAN DIEGO CA 92131

   Other workplace not shown above:

2. The policy period is from May 24, 1996 To May 24, 1997 12:01 a.m. standard time at the insured's mailing address.

3. A. Workers' Compensation Insurance: Part One of the policy applies to the Workers' Compensation Law of the states listed here:

   CA

B. Employers' Liability Insurance: Part Two of the policy applies to work in each state listed in item 3A. The limits of our liability under Part Two are:

   Bodily Injury by Accident $1,000,000 each accident
   Bodily Injury by Disease $1,000,000 each employee
   Bodily Injury by Disease $1,000,000 policy limit

C. Other State Insurance: Part Three applies to the states, if any, listed here:

   None

D. This policy includes these endorsements and schedules:

   1. WC300A,  2. WC301,  3. WC320,  4. WC040601A

4. The premium for this policy will be determined by our Manual of Rules, Classifications, Rates and Rating Plans. All information required below is subject to verification and change by audit.




                                                               PREMIUM BASIS
  CODE                                                        TOTAL ESTIMATED        RATE PER $100     ESTIMATED ANNUAL
  NO.                    CLASSIFICATION                      ANNUAL RENUMERATION    OF RENUMERATION        PREMIUM
--------  ---------------------------------------------      -------------------    ---------------    ----------------

3372(1)   ELECTROPLATING-N.P.D.                                                           $11.00
          Schedule credit                                                                  19.25%         ($ 7,741)

          Fraud Investigation & Prosecution Surchg 0.3625000%                                                 $118
          Workers Comp Administrative Surcharge 0.2482000%                                                     $81


Deposit   $3,250 + Assessment   $199 =Total  $3,449              Minimum  $5,000        Total Estimated    $32,470
Premium                                                          Premium                Annual Premium

If indicated, interim adjustments of premium shall be
made: Monthly                                                    Non-participating

Producer: ROBERT F DRIVER CO. INC

Code Number: 0004001407             5      Countersigned by:  [Signature]

Producing Office: San Diego

Form No.    WC011      10/93                                     Date: June 05, 1996


                                  Insured Copy

                                   SCHEDULE V

                                 EXISTING LIENS

See Schedule III

                                   SCHEDULE VI

                              EXISTING INVESTMENTS

None